                                LEASE AGREEMENT
                                    between
                RHODE ISLAND INDUSTRIAL FACILITIES CORPORATION
                                      and
                                STERICYCLE, INC.

                            Dated as of June 1, 1992




                                  $2,030,000
                Rhode Island Industrial Facilities Corporation
                     Industrial Development Revenue Bonds
             (Industrial-Recreational Building Authority Program
                   Stericycle, Inc.  Project - 1992 Series)



                                       This instrument was prepared by:

                                       EDWARDS & ANGELL
                                       2700 Hospital Trust Tower
                                       Providence, Rhode Island 02903
                                       Telephone:  (401) 274-9200

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease") is entered into as of June 1, 1992, by and between the RHODE ISLAND INDUSTRIAL FACILITIES CORPORATION (the "Issuer"), a public corporation and governmental agency of the State of Rhode Island and Providence Plantations (the "State"), and STERICYCLE, INC. (the "Obligor"), a corporation duly organized and validly existing under the laws of the State of Delaware:


                              W I T N E S S E T H:

     In consideration of the respective representations and agreements herein contained, the Issuer and the Obligor do hereby agree, as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a debt of the State or any political subdivision thereof and neither the State nor any political subdivision thereof shall be liable on such obligation, except as contemplated in the Mortgage Insurance Agreements, hereinafter defined, and such obligation shall be payable solely out of the Pledged Revenues, hereinafter defined):

                                LEASE AGREEMENT

                               TABLE OF CONTENTS

(The Table of Contents for this Lease Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Lease Agreement.)

                                                                          PAGE
                                   ARTICLE I

                DEFINITIONS AND CERTAIN RULES OF INTERPRETATION

Section 1.1     Definitions . . . . . . . . . . . . . . . . . . . . . .      2

Section 1.2     Certain Rules of Interpretation . . . . . . . . . . . .     10

                                  ARTICLE II

                                REPRESENTATIONS

Section 2.1     Representations by Issuer . . . . . . . . . . . . . . .     11

Section 2.2     Representations and Covenants of Obligor  . . . . . . .     14

                                  ARTICLE III

                                LEASE OF PROJECT

Section 3.1     Lease of Project  . . . . . . . . . . . . . . . . . . .     19

                                  ARTICLE IV

                   COMMENCEMENT AND COMPLETION OF PROJECT;
                              ISSUANCE OF BONDS

Section 4.1     Agreement to Acquire, Construct and/or
                  Install the Project . . . . . . . . . . . . . . . . .     20

Section 4.2     Agreement to Issue Bonds;
                  Application of Bond Proceeds  . . . . . . . . . . . .     21

Section 4.3     Disbursements from Project Fund . . . . . . . . . . . .     21

Section 4.4     Obligation of Parties to Cooperate in
                  Furnishing Documents to Trustee . . . . . . . . . . .     24

                                                                          PAGE

Section 4.5     Establishment of Completion Date  . . . . . . . . . . .     24

Section 4.6     Obligor Required to Pay Project
                  Costs If Project Fund Insufficient  . . . . . . . . .     25

Section 4.7     Investment of Bond Fund, Project
                  Fund, Rebate Fund and Tax
                  Escrow Fund Moneys  . . . . . . . . . . . . . . . . .     25

Section 4.8     Obligor to Pursue Remedies Against
                  Suppliers, Contractors and
                  Subcontractors and Their Sureties . . . . . . . . . .     25

Section 4.9     Application of Certain Moneys . . . . . . . . . . . . .     26

                                   ARTICLE V

                 EFFECTIVE DATE OF THIS LEASE; DURATION OF
             LEASE TERM; RENTAL PAYMENTS AND ADDITIONAL PAYMENTS

Section 5.1     Effective Date of This Lease;
                  Duration of Lease Term  . . . . . . . . . . . . . . .     27

Section 5.2     Covenant of Quiet Enjoyment . . . . . . . . . . . . . .     27

Section 5.3     Rental Payments . . . . . . . . . . . . . . . . . . . .     27

Section 5.4     Administrative Expenses . . . . . . . . . . . . . . . .     29

Section 5.5     Obligations of Obligor Hereunder
                  Absolute and Unconditional  . . . . . . . . . . . . .     29

Section 5.6     Obligor Consent to Assignment of
                  Lease and Execution of Indenture  . . . . . . . . . .     30

Section 5.7     Obligor's Performance Under Indenture . . . . . . . . .     31

Section 5.8     Rebate Payments . . . . . . . . . . . . . . . . . . . .     31

Section 5.9     Mortgage Insurance Agreements . . . . . . . . . . . . .     31

                                  ARTICLE VI

              MAINTENANCE, MODIFICATION, TAXES AND INSURANCE

Section 6.1     Compliance with Legal and Insurance
                  Requirements  . . . . . . . . . . . . . . . . . . . .     32

                                                                          PAGE

Section 6.2     Maintenance and Use of Project  . . . . . . . . . . . .     32

Section 6.3     Additions, Modifications and
                  Improvements  . . . . . . . . . . . . . . . . . . . .     32

Section 6.4     Substitutions and Removals  . . . . . . . . . . . . . .     33

Section 6.5     Payment of Taxes and Other
                  Governmental Charges  . . . . . . . . . . . . . . . .     34

Section 6.6     Mechanics' and Other Liens  . . . . . . . . . . . . . .     35

Section 6.7     Insurance . . . . . . . . . . . . . . . . . . . . . . .     35

Section 6.8     Workers, Compensation Coverage  . . . . . . . . . . . .     37

Section 6.9     Title Insurance . . . . . . . . . . . . . . . . . . . .     37

                                  ARTICLE VII

                     DAMAGE, DESTRUCTION AND CONDEMNATION

Section 7.1     Damage to or Destruction of Project . . . . . . . . . .     38

Section 7.2     Use of Insurance Proceeds . . . . . . . . . . . . . . .     38

Section 7.3     Eminent Domain  . . . . . . . . . . . . . . . . . . . .     39

Section 7.4     Investment and Disbursement of
                  Insurance and Condemnation Proceeds . . . . . . . . .     40

                                 ARTICLE VIII

                              SPECIAL AGREEMENT

Section 8.1     No Warranty of Condition or
                  Suitability by the Issuer . . . . . . . . . . . . . .     41

Section 8.2     Inspection of the Project . . . . . . . . . . . . . . .     41

Section 8.3     Obligor Not to Adversely Affect Tax
                  Exempt Status of Interest . . . . . . . . . . . . . .     41

Section 8.4     Information as to Employment  . . . . . . . . . . . . .     42

Section 8.5     Financial Information . . . . . . . . . . . . . . . . .     42

Section 8.6     Covenant Against Discrimination . . . . . . . . . . . .     42

                                                                          PAGE

Section 8.7     Indemnification . . . . . . . . . . . . . . . . . . . .     43

Section 8.8     Obligor to Maintain its Existence;
                  Sale of Assets, Stock or Mergers  . . . . . . . . . .     44

Section 8.9     Confidentiality of Certain Information  . . . . . . . .     44

Section 8.10    Tax Payments into Tax Escrow Fund . . . . . . . . . . .     45

                                  ARTICLE IX

                   LEASE, SUBLEASE AND RELEASE OF PROJECT

Section 9.1     Lease or Sublease by Obligor  . . . . . . . . . . . . .     47

Section 9.2     Restrictions on Issuer  . . . . . . . . . . . . . . . .     47

Section 9.3     Retention of Title to Project; Grant
                  of Easements, Release of Equipment and
                  Certain Land  . . . . . . . . . . . . . . . . . . . .     47

                                  ARTICLE X

                       EVENTS OF DEFAULT AND REMEDIES

Section 10.1    Events of Default Defined . . . . . . . . . . . . . . .     50

Section 10.2    Remedies  . . . . . . . . . . . . . . . . . . . . . . .     52

Section 10.3    No Remedy Exclusive . . . . . . . . . . . . . . . . . .     53

Section 10.4    Agreement to Pay Counsel Fees and
                  Expenses  . . . . . . . . . . . . . . . . . . . . . .     53

Section 10.5    No Additional Waiver Implied
                  by One Waiver . . . . . . . . . . . . . . . . . . . .     53

Section 10.6    Notice of Event of Default  . . . . . . . . . . . . . .     53

                                 ARTICLE XI

                      PREPAYMENT OF THE RENTAL PAYMENTS

Section 11.1    Options to Prepay Rental Payments . . . . . . . . . . .     54

Section 11.2    Obligation to Prepay Rental Payments
                  Upon Determination of Taxability  . . . . . . . . . .     56

                                                                          PAGE

Section 11.3    Mandatory Prepayment  . . . . . . . . . . . . . . . . .     57

Section 11.4    Purchase of Project . . . . . . . . . . . . . . . . . .     57

Section 11.5    Conveyance Upon Purchase  . . . . . . . . . . . . . . .     58

Section 11.6    Relative Position of Options and
                  Indenture   . . . . . . . . . . . . . . . . . . . . .     58

                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.1    Notices . . . . . . . . . . . . . . . . . . . . . . . .     59

Section 12.2    Binding Effect  . . . . . . . . . . . . . . . . . . . .     59

Section 12.3    Severability  . . . . . . . . . . . . . . . . . . . . .     59

Section 12.4    Amounts Remaining in Project Fund,
                  Bond Fund and Rebate Fund . . . . . . . . . . . . . .     59

Section 12.5    Grant of Security Interest  . . . . . . . . . . . . . .     59

Section 12.6    Assignment of Leases and Rents  . . . . . . . . . . . .     60

Section 12.7    Recording . . . . . . . . . . . . . . . . . . . . . . .     62

Section 12.8    Delegation of Duties by Issuer  . . . . . . . . . . . .     62

Section 12.9    Extent of Covenants of the Issuer;
                  No Personal Liability . . . . . . . . . . . . . . . .     62

Section 12.10   Amendments, Changes and Modifications . . . . . . . . .     63

Section 12.11   Counterparts  . . . . . . . . . . . . . . . . . . . . .     63

Section 12.12   Captions  . . . . . . . . . . . . . . . . . . . . . . .     63

Section 12.13   Law Governing Construction of
                  Lease . . . . . . . . . . . . . . . . . . . . . . . .     63

Section 12.14   Indenture Governs . . . . . . . . . . . . . . . . . . .     63

EXHIBIT "A" -- Description of Premises
EXHIBIT "B" -- Description of Equipment
EXHIBIT "C" -- Form of Requisition

                                    ARTICLE I.

                 DEFINITIONS AND CERTAIN RULES OF INTERPRETATION

     Section 1.1 Definitions. In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms defined in the Indenture and the Tax Regulatory Agreement, hereinafter defined, shall have the same meanings when used herein as assigned them in the Indenture and the Tax Regulatory Agreement unless the context or use clearly indicates another or different meaning or intent:

     "Act" means Chapter 37.1 of Title 45 of the Rhode Island General Laws
(1956), as amended;

     "Administrative Expenses" means (i) a percentage administrative -fee, if any, set by vote of the Board of Directors of the Issuer, in no case to exceed one-eighth of one percent per year of the principal amount of the Bonds outstanding and (ii) the reasonable and necessary expenses incurred by the Issuer in connection with the issuance of the Bonds and the performance of the Issuer's obligations under this Lease and the Indenture;

     "Authorized Obligor Representative" means the person at the time designated to act on behalf of the Obligor by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Obligor by its President or any Vice President. Such certificate may designate an alternate or alternates;

     "Authorized Issuer Representative" means the person at the time designated to act on behalf of the Issuer by written certificate furnished to the Obligor and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its Chairman, Vice Chairman, Executive Director, Deputy Director or Treasurer. Such certificate may designate an alternate or alternates;

     "Bond" or "Bonds" means the Rhode Island Industrial Facilities Corporation Industrial Development Revenue Bonds (Industrial-Recreational Building Authority Program Stericycle, Inc. Project - 1992 Series) in the aggregate principal amount of $2,030,000, issued by the Issuer under the Indenture;

     "Bond Counsel" means a firm of nationally recognized attorneys acceptable to the Issuer experienced in the financing of facilities through the issuance of tax-exempt revenue bonds under Section 103 of the Code;

     "Bond Fund" means the Bond Fund created by Section 501 of the Indenture;

     "Bond Purchase Agreement" means the Bond Purchase Agreement, dated June 30, 1992, by and among the Purchaser, the Issuer and the obligor, including any amendments thereto;

     "Bond Registrar" means the Bond Registrar as defined in the Indenture;

     "Bondholders", "bondholders", "holders" or "holders of the Bonds" means the registered owners of the Bonds as shown on the registration books maintained by the Bond Registrar;

     "Closing" means the date on which the Bonds are issued.

     "Code" means the Internal Revenue Code of 1986, as amendedf or any successor thereto. Any references to sections of the Internal Revenue Code of 1986, as amended, shall be understood to refer to any successor provisions thereto;

     "Collateral Account" means the account in the Bond Fund so designated which is established pursuant to Section 5.1 of the Indenture;

     "Collateral Account Requirement" means (a) the amount, if any, by which the aggregate principal amount of Bonds outstanding plus interest payable on the next succeeding Interest Payment Date exceeds the sum of (i) amounts on deposit in the Bond Fund that constitute Eligible Funds and (ii) one hundred percent (100%) of amounts on deposit in the Project Fund to the extent that such amounts are invested in Permitted Investments of the type described in
(vi) and (vii) of the definition of Permitted Investments in the Indenture or ninety-six percent (96%) of the amounts on deposit in the Project Fund to the extent that such amounts are invested in Permitted Investments of the type described in other than (vi) and (vii) of such definition of Permitted Investments plus one hundred percent (100%) of any interest accrued on Permitted Investments, all as calculated'as by the Trustee of the first day of each month while the Mortgage Insurance Agreements are not in effect or
(b) until August 31, 1993, an amount equal to all interest of and principal on the Bonds payable through August 30, 1993 less any accrued interest deposited in the Bond Fund;

     "Commitment Agreement" means the Commitment Agreement, dated as of June 1, 1992 by and among the IRBA, the Issuer, the obligor and the Trustee;

     "Completion Date" means the date of completion of the Project evidenced in compliance with Section 4.5 herein;

     "Construction Period" means the period between the beginning of acquisition, construction and/or installation of the Project or the date of issuance and delivery of the Bonds, whichever is earlier, and the Completion Date;

     "Counsel" means an attorney, or firm of attorneys, admitted to practice law before the highest court of any state in the United States of America or the District of Columbia;

     "Determination of Taxability" means a Determination of Taxability as defined in the Indenture;

     "Equipment" means the equipment described in Exhibit "B" hereto and by this reference made a part hereof;

     "Event of Default" means one of the events so denominated and described in Section 10.1 herein;

     "Event of Taxability" mean's an Event of Taxability as defined in the Indenture;

     "Facilities" means any facilities and improvements located on or to be constructed on the Premises, including but not limited to an existing building of approximately 23,000 square feet to be used by the Obligor in the treatment and conversion of medical waste into recyclable raw material;

     "Financing Statements" means any and all financing statements (including continuation statements) filed for record from time to time to perfect the security interests created by or assigned in the Indenture;

     "Hazardous Materials" (i) the term "Hazardous Materials" as used in this Lease shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum-based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.) or any other applicable Environmental Law and the regulations promulgated thereunder.

     (ii) the term "Environmental Laws" as used in this Lease shall-mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production or policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "IRBA" means the Rhode Island Industrial-Recreational Building Authority, a body corporate and politic and a public instrumentality of the State.,

     "IREA Resolutions" means Resolutions Numbered 271A and 271B adopted on June 3, 1992, as amended, approving and authorizing the insurance of the Mortgage and the Security Agreement relating to the Project subject to the conditions stated therein;

     "Indenture" means the Trust Indenture, dated as of June 1, 1992, by and between the Issuer and the Trustee, including any indentures supplemental thereto;

     "Insurance Requirements" means all provisions of any insurance policy covering or applicable to the Project or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Project or any part thereof;

     "Interest Payment Date" means December 1 and June 1 of each year that the Bonds are outstanding;

     "Issuer" means the Rhode Island Industrial Facilities Corporation, a public corporation and governmental agency of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall succeed to the powers, duties and functions 'thereof;

     "Issuer Documents" means this Lease, the Indenture, the Bonds, the Bond Purchase Agreement, the Mortgage, the Security Agreement, the Mortgage Insurance Agreements, the Tax Regulatory Agreement and any other agreements, instruments or certifications executed and delivered by the Issuer in connection with the issuance of the Bonds;

     "Lease" means this Lease Agreement, dated as of June 1, 1992, by and between the Issuer and the Obligor, including any amendments hereto;

     "Lease Term" means the duration of this Lease as specified in Section
5.1 herein;

     "Legal Requirements" means all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental entities, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Project or any part thereof, any use, anticipated use or condition of the Project or any part thereof the violation of which would have a material adverse effect on the Project;

     "Letter of Credit" means an irrevocable letter of credit issued by a Qualified Banking Institution to the Trustee at the request and for the account of the Obligor;

     "Letter of Credit Bank" means the issuer of the Letter of Credit.

     "Mortgage" means the Mortgage dated as of June 1, 1992 from the Issuer to the Trustee relating to the Facilities and the Premises;

     "Mortgage Insurance Agreement (Real Estate)" and "Mortgage Insurance Agreement (Equipment)" (collectively the "Mortgage Insurance Agreements") means the Mortgage Insurance Agreements to be entered into subsequent to the issuance of the Bonds and upon the completion of the Project among the IRBA, the Trustee and the Issuer, pursuant to which the IRBA will insure the mortgage payments required to be made to the Trustee for the benefit of the holders of the Bonds;

     "Net Proceeds" means Net Proceeds as defined in Section 1.1 of the Tax Regulatory Agreement;

     "Notice Address" means

          (a)  As to the Issuer:

               Rhode Island Industrial Facilities Corporation
               Seven Jackson Walkway
               Providence, Rhode Island  02903
                  Attention:  Treasurer

          (b)  As to the Obligor:

               Stericycle, Inc.
               1419 Lake Cook Road, Suite 410
               Deerfield, Illinois  60015
                  Attention:  Chief Financial Officer

          (c)  As to the Trustee, Bond Registrar
               and Paying Agent:

               Fleet National Bank
               111 Westminster Street
               Providence, Rhode Island  02903
                  Attention:  Corporate Trust Department

          (d)  As to the IRBA:

               Rhode Island Industrial-Recreational Building
                  Authority
               Seven Jackson Walkway
               Providence, Rhode Island  02903
                  Attention:  Manager

     "Obligor" means Stericycle, Inc. and any successors and assigns, to the extent permitted by this Lease;

     "Obligor Documents" means this Lease, the Tax Regulatory Agreement, the Bond Purchase Agreement, the Commitment Agreement and any other agreements, instruments or certifications executed and delivered by the Obligor in connection with the issuance of the Bonds;

     "Obligor Payment Date" means the first day of each month of each year, commencing as to interest and Administrative Expenses on August 1, 1992, and commencing as to principal on the first day of the month in which the Mortgage Insurance Agreements are delivered or, if the Mortgage Insurance Agreements are delivered after the first of the month, the first day of the next succeeding month but in no event later than May 1, 1993;

     "Paying Agent" and "Co-Paying Agent" means the Paying Agent and the Co-Paying Agent as defined in the Indenture;

     "Payment in Full of the Bonds" means the situations referred to in
Section 8.2 of the Indenture;

     "Permitted Encumbrances" means as of any particular time,

          (a) liens for ad valorem taxes or payments in lieu of taxes and special assessments not then delinquent or permitted to exist as provided herein;

          (b) the rights of the Issuer or the Trustee under this Lease, the Mortgage, the Security Agreement and the Indenture;

          (c) purchase money security interests on the Equipment so long as such security interests are discharged upon execution and delivery of the Mortgage Insurance Agreement (Equipment);

          (d) such other defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as are set forth in Schedule B of the title insurance policy required by Section 6.9 herein; and

          (e) such other liens on the Equipment and the Facilities as shall be given prior approval in writing by the Issuer and the IRBA.

     "Person" means any natural person, individual, corporation, cooperative, joint venture, partnership, trust, unincorporated organization, government, governmental body, agency, political subdivision or other legal entity as in the context may be appropriate;

     "Personal Property" as used herein means all equipment, machinery and furniture and other tangible personal property located at or in the Project and utilized as a part of or in conjunction with the Obligor's business operations other than (a) equipment, machinery and furniture and other tangible personal property acquired with the proceeds of the Bonds or in replacement or restoration of, substitution for, or as an addition, modification or improvement to the Project or (b) equipment, machinery and furniture and other tangible personal property subject to security interests arising from any of the Obligor Documents or the Issuer Documents;

     "Pledged Revenues" means and shall include:

          (a) the rental payments and other payments required to be made by the Obligor under this Lease except for payments to be made for services rendered by the Trustee, the Bond Registrar, the Paying Agent and any Co-Paying Agent and except for expenses, indemnification and other payments required to be made pursuant to Sections 5.4, 8.7 and 10.4 herein and payments required to be made into the Rebate Fund;

          (b) all amounts on deposit from time to time in the Bond Fund and the Project Fund, subject to provisions of this Lease and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein;

          (c) any proceeds which arise upon any disposition of the Trust Estate; and

          (d) any other revenues arising out of or in connection with the Issuer's interest in the Project;

     "Premises" means the property described in Exhibit "A" hereto and by this reference made a part hereof;

     "Prime Rate" means the rate of interest announced from time to time by the Trustee at its principal office as its "Prime Rate". Changes in the Prime Rate shall take effect on the day announced, unless otherwise specified in the announcement;

     "Principal Payment Date" means the June 1 of each year during which the Bonds are outstanding, commencing June 1, 1993;

     "Project" means the Equipment, the Facilities and the Premises;

     "Project Fund" means the Project Fund created by Section 6.1 of the Indenture;

     "Project Supervisor" means a representative of the bondholders acceptable to the IRBA who is appointed by the Obligor and who may be an independent qualified engineer or architect or firm of engineers or architects whose duties shall include analysis of plans and specifications for the Project and purchase orders submitted by the Obligor; monitoring progress on the Project, including on-site inspections; review of all requests for advances by the Obligor and other suppliers; furnishing progress reports to the Trustee and the Issuer; reviewing and certifying the completion of the Project; and other customary services incidental to the foregoing;

     "Purchaser" means Carolan & Co., Inc., the purchaser of the Bonds;

     "Qualified Banking Institution" means a bank, trust company, national banking association or a corporation subject to registration with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, whose unsecured obligations or uncollateralized long term debt obligations have been assigned a rating by S & P or Moody's, or which has issued a letter of credit, contract, agreement or surety bond in support of debt obligations which have been rated by S & P or Moody's in one of their three (3) highest rating categories or, if unrated, with unimpaired capital and surplus of not less than fifty million dollars ($50,000,000) any of such conditions to be satisfied at the time of such determination;

     "Rebate Fund" means the Rebate Fund created by Section 6.5 of the Indenture;

     "Regulatory Agreement" means the Regulatory Agreement to be entered into subsequent to the issuance of the Bonds and upon completion of the Project and execution of the Mortgage Insurance Agreements between the Obligor and the IRBA;

     "Security Agreement" means the Security Agreement dated as of June 1, 1992, from the Issuer to the Trustee relating to the Equipment;

     "State" means the State of Rhode Island and Providence Plantations;

     "Tax Escrow Fund" means the Tax Escrow Fund created by Section 6.8 of the Indenture;

     "Tax Regulatory Agreement" means the Tax Regulatory Agreement by and among the Issuer, the Obligor and the Trustee dated and delivered the date of the issuance of the Bonds;

     "Taxing Authorities" means the City of Woonsocket, Rhode Island and any other political subdivision or political unit having taxing authority where the Project is located;

     "Trustee" means Fleet National Bank, a national banking association duly organized and existing under the laws of the United States of America, as trustee under the Indenture, or any co-trustee or any successor trustee under the Indenture; and

     "U.C.C." means the Uniform Commercial Code of the State, as now or hereafter amended.

     Section 1.2 Certain Rules of Interpretation. The definitions set forth in Section 1.1 herein shall be equally applicable to both the singular and plural forms of the terms therein defined and shall cover all genders.

     "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Lease and not solely to the particular Article, Section or subdivision hereof in which such word is used.

     Reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6.2) shall be construed to be a reference to the designated Article number or Section number hereof unless the context or use clearly indicates another or different meaning or intent.

                                   ARTICLE II.

                                 REPRESENTATIONS

     Section 2.1 Representations by Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

          (a) organization and Authority. The Issuer is a public corporation and governmental agency of the State, created as a non-business corporation under and pursuant to Chapter 6 of Title 7 of the Rhode Island General Laws
     (1956), as amended, and constituted and established as a public body corporate and agency of the State by the Act. Under the provisions of the Act and its Articles of Association the Issuer has the power to enter into the transactions contemplated by the Issuer Documents and to carry out its obligations thereunder. Based upon representations made by the Obligor, the Project constitutes and will constitute a "project" within the meaning of the Act. The Issuer is not in default under its Articles of Association or under any obligation or indenture by which it is bound.

          (b) Pending or Threatened Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Issuer, threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by the Issuer Documents or which, in any way, would adversely affect the validity or enforceability of the Issuer Documents or any other agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby.

          (c) Issue, Sale and Other Transactions Are Legal and Authorized. The issuance and sale of the Bonds and the execution and delivery by the Issuer of the Issuer Documents and the compliance by the Issuer with all of the provisions thereof (i) are within the purposes, powers and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act, are legal and will not conflict with or constitute on the part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated by the Issuer
     Documents) under the provisions of any charter instrument, by-law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties and (iii) have been duly authorized by all necessary corporate action on the part of the Issuer.

          (d) No Defaults. To the knowledge of the Issuer, no event has occurred and no condition exists with respect to the Issuer which would constitute an event of default under the Issuer Documents or which, with the lapse of time or with the giving of notice or both, would become an event of default under the Issuer Documents.

          (e) No Prior Pledge. Neither this Lease nor any of the Pledged Revenues have been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

          (f) Disclosure. The representations of the Issuer contained in the Issuer Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (g) Nature and Location of the Project. The financing of the Project is in furtherance of the public purpose for which the Issuer was created. The Project will be located within the City of Woonsocket, Rhode Island.

          (h) Special Obligations. Notwithstanding anything herein contained to the contrary, and except as contemplated in the Mortgage Insurance Agreements, any obligation the Issuer may hereby incur for the payment of money shall not constitute an indebtedness of the State or of any political subdivision thereof within the meaning of any State constitutional provision or statutory limitation and shall not give rise to a pecuniary liability of the State or a political subdivision thereof, or constitute a charge against the general credit or taxing power of the State or a political subdivision thereof, but shall be a special obligation of the Issuer payable solely from the Pledged Revenues, subject to the provisions of this Lease and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein.

          (i) Pending Legislation. To the knowledge of the Issuer, no legislation, ordinance, rule or regulation has been enacted or introduced or favorably reported for passage by any governmental body, department or agency of the State or a decision by any court of competent jurisdiction of the State rendered which would adversely affect the exemption from all taxation (except for estate taxation in the State) of the interest on bonds and obligations of the general character of the Bonds issued by it.

          (j) Certificates Deemed a Representation. Any certificate signed by any Authorized Issuer Representative shall be deemed a representation and warranty by the Issuer as to the statement made therein.

          (k) All Necessary Consents. All consents, approvals, authorizations and orders of governmental or regulatory'authorities including but not limited to environmental approvals which are required for the consummation of the transactions contemplated to be performed by the Issuer for this Lease have been obtained.

          (l) The Project. The Issuer has acquired, or will have acquired by the Closing, good and marketable title to the Premises and proposes to acquire, construct and/or install the Project or cause the Project to be acquired, constructed and/or installed and to lease the Project to the Obligor and to sell the Project to the Obligor upon the Obligor's exercise of the Obligor's option to purchase the Project, all for the purpose of promoting and furthering the public purposes of the Issuer as set forth in the Act.

     It is specifically understood and agreed that the liability of the Issuer for the inaccuracy or nonfulfillment of any of the foregoing representations and warranties shall not constitute nor give rise to any pecuniary liability or charge against the general credit of the Issuer.

     Section 2.2 Representations and Covenants of Obligor. The Obligor represents and covenants that:

          (a) Corporate Organization and Power. The Obligor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite power and authority and all necessary licenses and permits (which can be obtained as of this date) to own and operate the properties and to carry on the business of the Obligor as now being conducted and as presently proposed to be conducted by the Obligor.

          (b) Pending or Threatened Litigation. There are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Obligor threatened, against or affecting the Obligor in any court or before any governmental authority or arbitration board or tribunal which involve the likelihood of materially and adversely affecting the properties, business, profits or condition (financial or otherwise) of the Obligor, or the ability of the Obligor to perform in all material respects the Obligor's obligations under the Obligor Documents.

          (c) The Obligor Documents Are Legal and Binding. The execution and delivery by the Obligor of the Obligor Documents and the compliance by the Obligor with all of the provisions of each of the Obligor Documents (i) are within the power of the Obligor, (ii) will not conflict with or result in any breach of any of the provisions of or constitute a default under, or result in the creation of any lien, charge or encumbrance (other than Permitted Encumbrances) upon any property of the Obligor under the provisions of any agreement, charter document, by-law or other instrument to which the Obligor is a party or by which the Obligor may be bound or any applicable license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Obligor or any of the Obligor's activities or properties and
     (iii) have been duly authorized by all necessary corporate action of the part of the Obligor.

          (d) Governmental Consent. Neither the Obligor nor any of the Obligor's business or properties, nor any relationship between the Obligor and any other person, nor any circumstances in connection with the execution, delivery and performance by the Obligor of the Obligor Documents or to the best of Obligor's knowledge, the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority by the Obligor other than those already obtained or which by the Closing will have been obtained, except that the Obligor makes no representations with respect to compliance with blue sky or federal or state securities laws or approvals by the Issuer or the IRBA, except as provided in the Bond Purchase Agreement.

          (e) No Defaults. No event has occurred and no condition exists with respect to the Obligor that would constitute an Event of Default under this Lease or an event of default under any of the other Obligor Documents or the Indenture or which, with the lapse of time or with the giving of notice or both, would become an Event of Default under this Lease or an event of default under any of the other Obligor Documents or the Indenture. The Obligor is not in default with respect to an order of any court, governmental authority or arbitration board or tribunal or in violation in any material respect of any agreement, charter document, by-law or other instrument to which the Obligor is a party or by which the Obligor may be bound, the effect of which default or violation is materially adverse to the properties, business, profits or condition (financial or otherwise) of the Obligor.

          (f) Compliance with Law. The Obligor is not in violation of any laws, ordinances, governmental rules or regulations to which the Obligor is subject and has not failed to obtain any licenses, permits, consents, franchises or other governmental authorizations necessary to the ownership of the Obligor's properties or to the conduct of the Obligor's business, which violation or failure to obtain might materially and adversely affect the properties, business, profits or conditions (financial or otherwise) of the Obligor.

          (g) Disclosure. The representations of the Obligor contained in the Obligor Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (h) Certificates Deemed a Representation. Any certificate signed by any Authorized Obligor Representative shall be deemed a representation and warranty by the Obligor as to the statement made therein.

          (i) Inducement. The issuance of the Bonds by the Issuer and the loan by the Issuer to the Obligor of the proceeds of the Bonds have induced the Obligor to locate the Project in the City of Woonsocket, Rhode Island.

          (j) Financial Information. The financial statements of the Obligor given to the Issuer and the IRBA in connection with the issuance of the Bonds present fairly the financial position and results of operations of the Obligor at the dates and for the periods indicated and disclosed all liabilities, including contingent liabilities, of the Obligor required by generally accepted accounting principles to be disclosed in financial statements, and there has been no material adverse change since such date with respect to the net worth of the Obligor or any other matters contained or referred to therein and no additional material liabilities, including contingent liabilities, of the Obligor have arisen or been incurred since such date except as expressly contemplated by this Lease.

          (k) The Project. (i) The Obligor intends to operate the Project or cause the Project to be operated from the Completion Date to the expiration or sooner termination of this Lease as provided herein as a "project" within the meaning of the Act;

               (ii) The plans and specifications for the Project have been filed or will be filed by the Closing with all governmental authorities having jurisdiction over the Project; the Obligor has obtained or will obtain by the Closing all necessary approvals and building permits from said authorities; and construction in accordance with the plans and specifications and operation of the Project for the purposes intended by the Obligor will not violate (A) any zoning, building code, subdivision, planning or land use ordinance, regulation or law promulgated by any governmental agency, department or subdivision or (B) any restrictions of any kind affecting the Premises, in each case the violation of which would have a material adverse effect on the Obligor or the Project;

               (iii) All utilities and services necessary for the operation of the Project for its intended purpose (including, without limitation, water, gas, electricity, telephone, storm and sanitary sewer facilities) are available at the boundary of the Premises, can be tapped into by the Obligor, and are of sufficient capacity to adequately meet all needs and requirements necessary for the operation of the Project for its intended purposes;

               (iv) there is unrestricted access for the passage of motor vehicles to and from the Premises and to and from the main road upon which the Premises front and all required curb cut or access permits (if any) have been obtained;

               (v) no part of the Premises is located in a designated flood hazard area (as defined in the Flood Disaster Protection Act of 1973);

               (vi) at the Closing there will be no easements, restrictions or encumbrances across or affecting the Premises which will have any material adverse effect upon the operation of the Project for its intended purpose, nor which will in any way materially interfere with the construction of the Project; and

               (vii) neither the Obligor nor, to the best of Obligor's knowledge, any other person: (a) has ever caused, permitted or suffered any Hazardous Material to be spilled, placed, held, located or disposed of on, nor is any Hazardous Material presently existing on, the Premises, or into the atmosphere, any body of water, any wetlands, or on any other real property legally or beneficially owned by the Obligor in violation of Environmental Laws, (b) has ever used in violation of Environmental Laws the Premises or any other real property legally or beneficially owned by the Obligor as a treatment, storage or disposal (whether permanent or temporary) site in violation of Environmental Laws for any Hazardous Material, and (c) has any knowledge, after due inquiry, of any notice of violation, liens or other notices issued by any governmental agency with respect to the environmental condition of the Premises.

          (l) Tax Representations. The Obligor has not taken and will not take any action and knows of no action that any other Person has taken or intends to take, which would cause interest on the Bonds to be includable in the gross income of the holders thereof for Federal income tax purposes. The representations, certifications and statements of reasonable expectation made by the Obligor in its Tax Regulatory Agreement relating to Project description, composite issues, bond maturity, average asset economic life, use of Bond proceeds, capital expenditures, arbitrage and related matters are hereby incorporated by this reference as though fully set forth herein.

                                  ARTICLE III.

                                LEASE OF PROJECT

     Section 3.1 Lease of Project. The Issuer hereby leases the Project to the Obligor and the Obligor hereby leases the Project from the Issuer for and during the Lease Term subject to the terms and conditions herein set forth. The Issuer has delivered to the Obligor and the Obligor has accepted sole and exclusive possession of the Premises. The Issuer shall deliver to the Obligor sole and exclusive possession of the balance of the Project upon completion thereof and the Obligor shall accept possession thereof at such time. The Obligor shall be permitted such possession of the Project prior to such date for delivery of sole and exclusive possession as shall be necessary for the acquisition, construction and/or installation of the Project.

                                  ARTICLE IV.

                   COMMENCEMENT AND COMPLETION OF PROJECT;
                               ISSUANCE OF BONDS

     Section 4.1 Agreement to Acquire, Construct and/or Install the Project. Concurrently herewith, title to the Premises and any improvements constituting the Project have been conveyed to the Issuer by quitclaim deed, free and clear from all claims, liens, charges, servitudes and encumbrances except Permitted Encumbrances. The Obligor shall bear all costs and expenses in connection with the preparation of the deed and any related instruments and documents, the delivery of any of said instruments and documents and their filing and recording, if required, and all taxes and charges payable in connection with any of the foregoing or the conveyance and transfer of such real property. All taxes, assessments and other charges and impositions in connection with the Premises which shall be attributable to periods prior to the conveyance thereof as provided in this Section 4.1 shall be also paid by the Obligor.

     As promptly as possible after receipt of the proceeds of the Bonds, the Obligor agrees to cause, on behalf of Issuer, the Project to be acquired, constructed and/or installed in accordance with the plans and specifications therefor prepared by or on behalf of the Obligor and on file with the Trustee, as the same may be amended from time to time. In connection therewith, the Obligor shall retain a Project Supervisor and pay all expenses in connection with the retention and performance by the Project Supervisor of its obligations set forth herein.

     The Obligor may cause such changes to be made to the plans and specifications for the Project prior to the Completion Date as it may desire, provided that (i) such changes shall not result in the Project not being a "project" within the meaning of the Act, (ii) such changes shall not result in less than all of the Net Proceeds of the sale of the Bonds being used to pay the costs of land or property of a character subject to the allowance for depreciation under Section 167 of the Code, (iii) such changes shall not result in a violation of the limitation on maturity of the Bonds under
Section 147(b) of the Code, and (iv) the IRBA has given its approval in writing to such changes.

     The Obligor agrees to acquire, construct and/or install the Project with all reasonable dispatch and to use best efforts to cause said acquisition and construction to be completed as soon as practicable, delays incident to strikes, riots, acts of God or the public enemy beyond the reasonable control of the Obligor only excepted, but if said acquisition, construction and/or installation is not completed within the time herein contemplated there shall be no resulting liability on the part of the Obligor and no diminution in or postponement or abatement of the payments required in
Section 5.3 to be paid by the Obligor.

     The Project Supervisor shall certify that the acquisition, construction and/or installation of the Project is in accordance with the aforementioned plans and specifications. The cost of such acquisition, construction and/or installation shall be paid from the Project Fund established under the Indenture.

     The Obligor covenants to take such action and institute such proceedings as shall be necessary to cause and require all contractors and material suppliers, if any be so engaged, to complete their contracts diligently in accordance with the terms of said contracts, including, without limitation, the correcting of any defective work.

     In addition, the Obligor agrees to obtain or cause to be obtained, prior to the commencement of the construction of the Project, payment and performance bonds from each contractor in the amount of said contractor's contract price. Said bonds shall contain dual obligee riders naming the Issuer, the Trustee and the IRBA as additional insureds and shall be evidenced to the Issuer and the Trustee as soon as it is available.

     Section 4.2 Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds for disbursement of funds referred to in Section 4.3 herein, the Issuer agrees that as soon as possible it will authorize, sell and qause to be delivered to the Purchaser the Bonds, bearing interest and maturing as set forth in Article II of the Indenture, at a price to be approved by the Obligor plus accrued interest (if any) to the date of issuance and delivery of the Bonds, and it will thereupon deposit all accrued interest (if any) received upon the sale of the Bonds in the Bond Fund and will deposit the balance of the proceeds from said sale in the Project Fund.

     Section 4.3 Disbursements from the Project Fund. The Issuer will in the Indenture authorize and direct the Trustee to use the moneys in the Project Fund for payment of the following Project costs incurred after May 18, 1992, subject to the provisions of Section 4.7 herein, and for no other purposes:

          (a) Costs incurred directly or indirectly for or in connection with the acquisition, construction and/or installation of the Project, including costs incurred in respect of the Project for preliminary planning and studies; architectural, legal, engineering, accounting, consulting, supervisory and other services; labor, services and materials; and recording of documents and title work.

          (b) Premiums attributable to payment and performance bonds and insurance required to be taken out and maintained during the Construction Period with respect to the Project.

          (c) Taxes (other than State sales taxes for which the Obligor will be reimbursed), assessments and other governmental charges in respect of the Project that may become due and payable during the Construction Period.

          (d) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project.

          (e) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, including, without limitation, the fees and expenses of the Trustee, the Bond Registrar, the Paying Agent and any Co-Paying Agent properly incurred under the Indenture that may become due and payable during the Construction Period.

          (f) Any other costs, expenses, fees and charges properly chargeable to the cost of acquisition, construction and/or installation of the Project.

          (g) Interest on the Bonds during the Construction Period to be paid into the Bond Fund.

          (h) Amounts to be transferred to the Rebate Fund representing investment earnings on moneys in the Project Fund.

All moneys remaining in the Project Fund (including moneys earned on investments made pursuant to the provisions of Section 4.7 herein) after the Completion Date and payment in full of the costs of the acquisition, construction and/or installation of the Project, and after payment of all other items provided for in the preceding subsections of this Section then due and payable, shall at the written direction of the

Obligor with the consent of the IRBA be (i) used to acquire, construct and/or install additions, extensions and improvements to the Project in accordance with amended plans and specifications therefor duly filed with the Trustee,
(ii) used by the Trustee, to the maximum extent practicable, for the partial redemption of Bonds at the earliest date permitted by the Indenture or the purchase of Bonds for the purpose of cancellation at any time prior to the earliest date permitted by the Indenture for the redemption of Bonds or (iii) used in a combination of (i) and/or (ii) as is provided in such direction, provided that amounts approved by the Authorized Obligor Representative shall be retained by the Trustee in the Project Fund for payment of costs not then due and payable. Any balance remaining of such retained moneys after full payment of all such Project costs shall be used by the Trustee as directed by the Obligor in the manner specified in clauses (i), (ii) or (iii) of this subsection. Amounts directed by the Obligor to be used by the Trustee to redeem Bonds or to purchase Bonds for the purpose of cancellation shall not, pending such use, be invested at a yield which exceeds the yield on the Bonds. Such amounts shall not be directed by the Obligor to be used for the purposes described in clauses (i), (ii) or (iii) without providing the Trustee with an opinion of Bond Counsel stating that such use will not impair the exemption of the interest on the Bonds from Federal income taxation pursuant to Section 103(a) of the Code.

     The payments specified in subsections (a) through (g) of this Section shall be made by the Trustee only upon receipt of a written requisition for such payment signed by the Authorized Obligor Representative, reviewed and approved by the Project Supervisor (except as to disbursements for costs of issuance of the Bonds and acquisition of the Premises and reimbursement of Trustee expenses), and acknowledged by an Authorized Issuer Representative. Such payments (except as to disbursements for costs of issuance of the Bonds) shall be made only upon prior receipt by the Issuer and the Trustee of approval of the Project by the State Planning Council. All requisitions must also be approved in writing by the IRBA. In addition, each requisition (other than a requisition for costs of issuance of the Bonds) shall be accompanied by an endorsement to the title insurance policy required under
Section 6.9 of this Lease by an agent of the title company rendering such title insurance policy. Such requisition shall be in substantially the form attached hereto as Exhibit "C" and by this reference thereto made a part hereof.

     Each such requisition shall have attached, for each item for which payment or reimbursement is sought, evidence of payment (e.g. paid invoices or cancelled checks) or evidence that payment is due to a party other than the Obligor, in either case satisfactory to the Trustee. A duplicate copy of each such requisition shall be furnished to the Issuer and the IRBA simultaneously with the filing of the original with the Trustee.

     In making any such payment from the Project Fund, the Trustee may rely on any such requisition and any such certificates delivered to it pursuant to this Section and the Trustee shall be relieved of all liability with respect to making such payments in accordance with such requisitions and such supporting certificate or certificates without inspection of the Project or any other investigation.

     The Obligor agrees and convenants for the benefit of the Trustee and the holders of the Bonds that the proceeds of the Bonds and any investments directed by the Obligor to be made will not be used or invested in any manner which would cause the interest on the Bonds to be included in the gross income of the holders for Federal income tax purposes.

     Section 4.4 Obligation of the Parties to Cooperate in Furnishing Documents to Trustee. The Issuer and the Obligor agree to cooperate with each other in furnishing to the Trustee the documents referred to in Section
4.3 herein that are required to effect payments out of the Project Fund and to cause such requisitions and certificates to be directed by the Authorized Obligor Representative and the Authorized Issuer Representative to the Trustee as may be necessary to effect such payments. Such obligation of the Issuer and the Obligor is subject to any provisions hereof or of the Indenture requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Project Fund available for payment under the terms of the Indenture.

     Section 4.5 Establishment of Completion Date. The Completion Date shall be evidenced to the Trustee by a certificate signed by the Project Supervisor stating that, except for amounts retained by the Trustee for Project costs not then due and payable as provided in Section 4.3 herein, the acquisition, construction and/or installation of the Project have been completed substantially in accordance with the plans and specifications therefor and charges for all labor, services, materials, supplies and/or equipment used in such acquisition, construction and/or installation have been paid. Such certificate by the Project Supervisor shall state that it is given without prejudice to any rights against third parties which exist on the date of such certificate or which may subsequently come into being.

     Section 4.6 Obligor Required to Pay Project Costs If Project Fund Insufficient. If the moneys in the Project Fund available for payment of the costs of the Project should not be sufficient to pay the costs thereof in full, the Obligor agrees to complete the Project and to pay that portion of the costs of the Project as may be in excess of the moneys available therefor in the Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund and which, under the provisions hereof, will be available for payment of the costs of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Obligor agrees that if after exhaustion of the moneys in the Project Fund the Obligor should pay any portion of the costs of the Project pursuant to the provisions of this Section, the Obligor shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the holders of any of the Bonds, nor shall the Obligor be entitled to any diminution in or postponement or abatement of the payments required to be made by the Obligor under Section 5.3 herein.

     Section 4.7 Investment of Bond Fund, Project Fund, Rebate Fund and Tax Escrow Fund Moneys. While the Mortgage Insurance Agreements are not in effect, any moneys held in the Project Fund shall be invested or reinvested by the Trustee upon the written request and direction of the Obligor exclusively in obligations which constitute Permitted Investments at a yield not in excess of the yield on the Bonds to the extent permitted by the laws of the State in the manner provided in Article VII of the Indenture. While the Mortgage Insurance Agreements are not in effect, any moneys held in the Rebate Fund, the Bond Fund (excluding the Collateral Account) and the Tax Escrow Fund and while the Mortgage Insurance Agreements are in effect, any moneys held in the Project Fund, the Rebate Fund, the Bond Fund and the Tax Escrow Fund shall be invested or reinvested by the Trustee, upon the request and direction of the Obligor, in Permitted Investments, to the extent permitted by the laws of the State in the manner provided in Article VII of the Indenture.

     Section 4.8 Obligor to Pursue Remedies Against Suppliers, Contractors and Subcontractors and Their Sureties. The Obligor shall be entitled to proceed, either separately or in conjunction with others, against any defaulting supplier, contractor or subcontractor and against any surety therefor, for the performance of any contract made in connection with the Project and shall be entitled to prosecute or defend any action or proceeding or take any other action involving any such supplier, contractor, subcontractor or surety which the Obligor deems reasonably necessary.

     Section 4.9 Application of Certain Moneys. Any amount deposited in the Bond Fund pursuant to Sections 6.4, 6.9, 7.2, 7.3 or 9.3 herein shall be used, to the extent practicable in the opinion of the Trustee with the consent of the Obligor, for the purchase of Bonds in the open market for purposes of cancellation or for the redemption of Bonds within one year of receipt of that amount, if permitted pursuant to the optional redemption provisions of the Indenture. If, in the opinion of the Trustee, that is not practicable or there is any balance remaining after that application, the remaining amount shall be credited against the portion of the next succeeding rental payment as represents the payment of principal of the Bonds to become due and payable on the next Principal Payment Date.

                                   ARTICLE V.

                  EFFECTIVE DATE OF THIS LEASE; DURATION OF
             LEASE TERM; RENTAL PAYMENTS AND ADDITIONAL PAYMENTS

     Section 5.1 Effective Date of This Lease; Duration of Lease Term. This Lease shall become effective upon its execution and delivery and the rights and obligations created hereby shall then begin, and, subject to the other provisions hereof, this Lease shall expire as of June 1, [last date on Bonds] or the date that all the Bonds have been fully paid or provision made for such payment, whichever is later.

     Section 5.2 Covenant of Quiet Enjoyment. The Issuer agrees that so long as the Obligor shall pay the rent and all other sums payable by it under this Lease and shall duly observe all the covenants, stipulations and agreements herein contained, the Obligor shall have, hold and enjoy, during the Lease Term, peaceful, quiet and undisputed possession of the Project, and the Issuer shall from time to time take all necessary action to that end to the extent that any third parties claim an interest in the Project adverse to the Obligor's interest under or through the Issuer.

     Section 5.3  Rental Payments.

     (a) As rental payments, the Obligor agrees to pay to the Trustee, as assignee and pledgee of and for the account of the Issuer, for deposit in the Bond Fund, (i) not later than each Obligor Payment Date the amounts set forth in the next paragraph hereof; and (ii) in the case of an optional redemption, not later than the 151st day before each date on which premium on the Bonds shall become due, (or such other date as shall be satisfactory to the Issuer pursuant to a written opinion as to the status of such funds issued by nationally recognized bankruptcy counsel selected by the Obligor and satisfactory to the Issuer) such amounts sufficient, together with any moneys then held by the Trustee in the Bond Fund and available for such purpose under Section 5.3 of the Indenture, to pay, as applicable, the principal of, premium (if any) and the interest on, the Bonds as the same become due on such date, whether at maturity, upon redemption or by acceleration or otherwise.

     The amount to be paid on each Obligor Payment Date pursuant to (a)(i) above shall equal (i) one-sixth the interest on the Bonds payable on the next Interest Payment Date except that for the Obligor Payment Dates through and including, November 1, 1992, the Obligor shall pay 1/4 of the amount of interest coming due on December 1, 1992 plus (ii) one-twelfth the principal of the Bonds payable on the next Principal Payment Date; except with respect to the principal payment due June 1, 1993, the Obligor shall pay a sum derived by multiplying the principal payable on such date by a fraction of the numerator of which is one (1) and the denominator of which is the number of months from the delivery of the Mortgage Insurance Agreements up to and including June 1, 1993. In the event that the Mortgage Insurance Agreements have not been executed and delivered by May 1, 1993, the amount payable on that date shall be the amount payable as principal on the Bonds on June 1, 1993.

     Notwithstanding anything herein to the contrary, if on any date on which principal of, or premium (if any) or interest on the Bonds is due, the amount theretofore paid by or on behalf of the Obligor hereunder is, for any reason, insufficient to make the required payment on the Bonds on such date, the Obligor hereby agrees to immediately pay an amount equal to such deficiency to the Trustee. All such payments shall be made to the Trustee at its principal corporate office in lawful money of the United States of America which will be immediately available on the date each such payment is due.

     (b) On the date of issuance of the Bonds, an amount equal to the Collateral Account Requirement shall be deposited by the Obligor in the Collateral Account in the Bond Fund in the form of a Letter of Credit. While the Mortgage Insurance Agreements are not in effect, the Obligor agrees to maintain the Collateral Account Requirement and in furtherance thereof, to pay the Trustee on demand for deposit in the Collateral Account in the Bond Fund, an amount equal to the difference, if any, between the Collateral Account Requirement and the amount in the Collateral Account as of that date. Such payment shall be in the form of a Letter of Credit. Such Collateral Account is to be drawn upon by the Trustee while the Mortgage Insurance Agreements are not in effect in the case of an acceleration of the indebtedness evidenced by the Bonds pursuant to Section 9.2 of the Indenture to the extent that funds in the Project Fund plus Eligible Funds in the Obligor Payments Account are insufficient to pay principal of, and interest on, the Bonds.

     (c) Anything herein, in the Indenture or in the Bonds to the contrary notwithstanding, the obligations of the Obligor hereunder shall be subject to the limitation that payments constituting interest under this Section shall not be required to the extent that the receipt of such payments by the holder of any Bond would be contrary to the provisions of law applicable to such holder which limit the maximum rate of interest which may be charged or collected by such holder. If, from any circumstance whatsoever, such holder should ever receive as interest an amount which would exceed the maximum rate of interest which may be charged or collected by such holder, such amount which would be excessive interest shall be applied to the reduction of the principal of the Bonds and not to the payment of interest.

     Section 5.4 Administrative Expenses. So long as any portion of the principal amount of the Bonds remains outstanding, the Obligor covenants and agrees to pay monthly on each Obligor Payment Date one-twelfth of the Issuer's annual Administrative Expenses.

     The Obligor shall pay, or cause to be paid either out of its own funds or, with respect to obligations incurred prior to the Completion Date, out of the Project Fund (i) the reasonable fees and charges of the Issuer, as and when the same become due, including the reasonable fees of its Counsel, (ii) the reasonable fees and expenses of the Trustee for acting as Trustee under the Indenture, as and when the same becomes due, including the reasonable fees of their Counsel, (iii) the reasonable fees and expenses of the Paying Agent and any Co-Paying Agent for acting as Paying Agent and Co-Paying Agent, respectively, for the Bonds, as and when the same become due, including the reasonable fees of their Counsel and (iv) the reasonable fees and expenses of the Bond Registrar for acting as Bond Registrar, as and when the same become due, including the reasonable fees of its Counsel.

     Except as otherwise provided in the Indenture, the Trustee shall have a lien on the Project Fund and the Bond Fund held by the Trustee under the Indenture as security for the payment of any fees and expenses due to the Trustee pursuant to this Section.

     If the Obligor should fail to make any of the payments required in this Section, the payment which the Obligor has failed to make shall continue as an obligation of the Obligor until the same shall have been fully paid, and the Obligor agrees to pay the same with interest thereon at the rate per annum equal to the Prime Rate until paid in full.

     Section 5.5 Obligations of Obligor Hereunder Absolute and Unconditional. The obligations of the Obligor to make the payments required to be made in Section 5.3 herein and to perform and observe the other agreements on the Obligor's part contained herein shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise. Until such time as the principal of, the redemption premium (if any) and the interest on, the Bonds shall have been paid in full, the Obligor (a) will not suspend or discontinue any payments required to be made under Section 5.3 herein except to the extent the same have been prepaid, (b) will perform and observe all of the other agreements contained herein and (c) except as provided in
Article XI herein, will not terminate the Lease Term for any cause, including, without limiting the generality of the foregoing, failure of the Obligor to complete the Project, any acts or circumstances that may constitute failure of consideration, sale, loss, eviction or constructive eviction, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection herewith or with the Indenture. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained. The Obligor may, however, at the Obligor's own cost and expense and in the Obligor's own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Obligor deems reasonably necessary in order to insure the acquisition, construction and/or installation of the Project or to secure or protect the Obligor's right of possession, occupancy and use thereof, and in such event the Issuer hereby agrees to cooperate fully with the Obligor.

     Nothing contained herein shall be construed as a waiver of any rights which the Obligor may have against the Issuer under this Lease, or against any person under this Lease, the Indenture or otherwise, or under any provision of law.

     Section 5.6 Obligor Consent to Assignment of Lease and Execution of Indenture. The Obligor understands that the Issuer, as security for the payment of the principal of, the premium (if any) and the interest on the Bonds, will assign and pledge to, and create a security interest in favor of, the Trustee pursuant to the Indenture in certain of its rights, title and interest in and to this Lease including all Pledged Revenues, reserving, however, certain of its rights as set forth in the Indenture. The Obligor hereby agrees and consents to such assignment and pledge, acknowledges receipt of a copy of the Indenture and consents to the execution of the Indenture by the Issuer.

     The Issuer and the Obligor recognize and agree that the assignment and pledge by the Issuer of its rights in this Lease to the Trustee pursuant to the Indenture shall not extinguish any of the rights or protections of the Issuer under this Lease, including, but not limited to, the provisions relating to indemnification and insurance protection.

     Section 5.7 Obligor's Performance Under Indenture. The Obligor agrees, for the benefit of the holders of the Bonds, to do and perform all acts and things contemplated in the Indenture to be done or performed by the Obligor.

     Section 5.8 Rebate Payments. The Obligor hereby agrees to comply with the provisions of the Code and the Tax Regulatory Agreement with respect to the rebate requirement set forth therein, including the timely payment of the Rebate Amount to the Trustee for deposit in the Rebate Fund.

     Section 5.9 Mortgage Insurance Agreements. The Obligor may deliver to the Trustee at any time on or before February 5, 1993 or, if the IRBA's commitment to issue the Mortgage Insurance Agreements is extended, on or before such later date to which the IRBA's commitment to issue the Mortgage Insurance Agreements is extended, fully executed and effective Mortgage Insurance Agreements in form satisfactory to the Trustee, accompanied by an opinion of counsel to the IRBA that the Mortgage Insurance Agreements have been duly authorized, executed and delivered by the IRBA and constitute legal, valid and binding obligations of the IRBA, enforceable in accordance with their terms.

                                  ARTICLE VI.

               MAINTENANCE, MODIFICATION, TAXES AND INSURANCE

     Section 6.1 Compliance with Legal and Insurance Requirements. The Obligor, at the Obligor's expense, shall promptly comply with all Legal Requirements and Insurance Requirements, and shall procure, maintain and comply with all permits, licenses and other authorizations required for any use being made of the Project or any part thereof then being made or anticipated to be made, and for the proper construction, installation, operation and maintenance of the Project or any part thereof, and will comply with any instruments of record at the time in force burdening the Project or any part thereof. The Obligor may, at the Obligor's expense and after prior written notice to the Trustee and the IRBA, by any appropriate proceedings diligently prosecuted, contest in good faith any Legal Requirement and postpone compliance therewith pending the resolution or settlement of such contest provided that such postponement does not, in the opinion of counsel to the Obligor satisfactory to the Trustee and the IRBA, materially affect the lien or security interests created or contemplated by the Indenture as to any part of the Project or subject the Project, or any part thereof, to imminent loss or forfeiture.

     Section 6.2  Maintenance and Use of Project.  The Obligor, at the
Obligor's expense, will keep or cause to be kept the Project in good order and condition (ordinary wear and tear excepted) and will make all necessary or appropriate repairs, replacements and renewals thereof, interior, exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen. The Obligor will not do, or permit to be done, any act or thing which might materially impair the value or usefulness of the Project or any part thereof, will not commit or permit any material waste of the Project or any part thereof, and will not permit any unlawful occupation, business or trade to be conducted on the Project or any part thereof. The Obligor shall also, at the Obligor's expense, promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Project and all instruments creating or evidencing the same, in each case, to the extent compliance therewith is required of the Obligor under the terms thereof.

     Section 6.3 Additions, Modifications and Improvements. The Obligor may, in the Obligor's discretion and at the Obligor's expense, make from time to time any additions, modifications or improvements to the Project which the Obligor may deem desirable for business purposes provided that no such additions, modifications or improvements shall, (a) in the opinion of the Project Supervisor, or, if the Project Supervisor is no longer retained by the Obligor, in the opinion of the IRBA or the IRBA's designee, adversely affect the structural integrity or strength of any improvements constituting a part of the Project or materially interfere with the usd and operation thereof, or (b) in the opinion of the Trustee, have a materially adverse effect on the value of the Project. All additions, modifications and improvements so made by the Obligor shall become or be deemed to constitute a part of the Project, except as hereinafter provided.

     The Obligor may from time to time install Personal Property, as herein defined, in or upon the Project. All such Personal Property shall remain the sole property of the Obligor and shall not be deemed part of the Project.
The Personal Property may be removed at any time by the Obligor provided if any such removal will cause damage to any part of the Project, the Obligor shall repair such damage at the Obligor's expense.

     Section 6.4 Substitutions and Removals. If the Obligor, in the Obligor's reasonable discretion, determines that any part of the Project shall have been inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary or should be replaced, the Obligor may remove such items with the written consent of the IRBA provided that such removal (taking into account any substitutions) shall not impair the operation of the Project and providing that the Obligor shall:

          (a) substitute and install as part of the Project property of equal or greater utility and value, as determined by the Obligor (but not necessarily fulfilling the same function in the operation of the Project) as the removed property, which such substituted property shall be free from all liens and encumbrances (other than Permitted Encumbrances) and shall become part of the Project; or

          (b) in the case of removal of property without substitution, promptly pay to the Trustee for deposit in the Bond Fund and application as provided in Section 4.9 herein an amount equal to (i) if the removed property is sold or scrapped, the proceeds of such sale or the scrap value thereof,
     (ii) if the removed property is used as a trade-in for property not to be installed as part of the Project, the trade-in credit received by the Obligor or (iii) in the case of the retention of such removed property by the Obligor for other purposes, the fair market value of such property, as determined by the Project

     Supervisor or, if the Project Supervisor is no longer retained by the Obligor, in the opinion of the Trustee or the Trustee's designee and the IRBA.

     If, prior to any such removal, the Obligor shall have acquired and installed personal property with the Obligor's own funds which have become a part of the Project, the Obligor may credit the amount so spent against the requirement that it either substitute other property or make payment under this Section on account of such removal, provided that such previously acquired and installed property meets the requirements for substituted property under this Section.

     The Obligor shall promptly report to the Trustee and the IRBA in writing each such removal, substitution, sale or other disposition and shall pay for deposit in the Bond Fund to the Trustee such amounts as are required by the provisions of the preceding subsection (b) of this Section promptly after the sale, trade-in or other disposition requiring such payment; provided, however, that no such payment need be made until the amount to be paid to the Trustee on account of all such sales, trade-ins or other dispositions not previously paid aggregates at least $50,000.

     At the request of the Trustee or the IRBA, the Obligor shall deliver to the Trustee and the IRBA such instruments, including Financing Statements and amendments thereof, that are necessary or advisable to perfect the Trustee's and/or the IRBA's lien upon any security interest in any personal property installed in substitution for any property removed pursuant to this Section. Upon the request of the Obligor, the Trustee shall execute and deliver to the Obligor appropriate instruments releasing any property removed pursuant to this Section from any liens and security interests.

     Section 6.5 Payment of Taxes and Other Governmental Charges. Subject to Section 8.10, the Obligor shall pay, promptly when due and before penalty or interest accrue thereon, all taxes, payments in lieu of taxes, assessments, whether general or special, and other governmental charges of any kind whatsoever, foreseen or unforeseen, ordinary or extraordinary, that now or may at any time hereafter be assessed or levied against or with respect to the Project or any part thereof (including, without limitation, any taxes levied upon or with respect to the revenues, income or profits of the Obligor from the Project) which, if not paid, may become or be made a lien on the Project, or any part thereof, or a charge on such revenues, income or profits.

     Notwithstanding the preceding paragraph, the Obligor may, at the Obligor's expense and after prior written notice to the Trustee, by appropriate proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, payments in lieu of taxes, assessments or other charges and during the period of contest, need not pay the items so contested. However, if at any time the Trustee or the IRBA shall deliver to the Obligor an opinion of Counsel to the effect that by nonpayment of any such items, any lien or security interest as to any part of the Project will be materially affected or the Project or any part thereof will be subject to imminent loss or forfeiture, the Obligor shall promptly pay such taxes, payments in lieu of taxes, assessments or charges. During the period when the taxes, payments in lieu of taxes, assessments or other charges so contested remain unpaid, the Obligor shall set aside on the Obligor's books adequate reserves with respect thereto.

     Section 6.6 Mechanics' and Other Liens. The Obligor shall not permit any mechanics' or other liens to be filed or to exist against the Project by reason of work, labor, services or materials supplied or claimed to have been supplied to, for or in connection with the Project or to the Obligor or anyone holding the Project or any part thereof through or under the Obligor. If any such lien shall at any time be filed, the Obligor shall, within thirty days after notice of the filing thereof but subject to the right to contest as set forth herein, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Notwithstanding the foregoing, the Obligor shall have the right, at the Obligor's expense and after prior written notice to the Trustee and the IRBA, by appropriate proceedings duly instituted and diligently prosecuted, to contest in good faith the validity or the amount of any such lien. However, if the Trustee or the IRBA shall deliver to the Obligor an opinion of Counsel to the effect that by nonpayment of any such items, any lien or security interests will be materially affected or the Project or any part thereof will be subject to imminent loss or forfeiture, the Obligor shall promptly cause such lien to be discharged of record.

     Section 6.7 Insurance. The Obligor shall keep the Project continuously insured against loss or damage by fire, lightning, vandalism and malicious mischief and all other perils covered by standard "extended coverage" or "all risks" policies in the State, and against such other perils as the Issuer and the IRBA may reasonably require for projects of the type of the Project in the Woonsocket area, in an amount equal to the lesser of (a) outstanding principal amount of Bonds plus interest thereon or
(b) 100% of the replacement cost of the

Facilities and Equipment, without deduction for depreciation, and containing a replacement cost endorsement, in either case with a deductible, if any, satisfactory to the IRBA and the Issuer. In no event shall the amount of insurance required hereunder be less than the amount necessary to avoid co-insurance. For purposes of establishing the amount of the insurance coverage, replacement cost of the Facilities shall be determined not more frequently than at bi-annual intervals upon written request of the IRBA by a competent appraiser, appraisal company or one of the insurers acceptable to the Trustee and the IRBA.

     The Obligor shall keep and maintain comprehensive general accident and public liability insurance in the minimum amounts of $2,000,000 in the aggregate and $1,000,000 per occurrence for death or bodily injury resulting from each occurrence in connection with the Project and other property and operations of the Obligor and $1,000,000 for property damages for any occurrence in connection with the Project and other properties and operations of the Obligor, without a loss deductible. Liability insurance coverage shall be increased to such larger amounts as the Issuer and the IRBA may reasonably determine to be appropriate in light of inflationary increases, the operations conducted by the Obligor and the insurance coverage carried by other entities conducting similar operations.

     All insurance shall be obtained and maintained either by means of policies with generally recognized, responsible insurance companies or in conjunction with other companies through an insurance trust or other arrangements satisfactory to the Trustee, the Issuer and the IRBA but in any event with an insurance company or companies with a Best rating of "A XII" or better, and all such companies are to be qualified to do business in the State. The insurance to be provided may be by blanket policies. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification upon less than thirty days' advance written notice to the Trustee, the Issuer and the IRBA. The Obligor shall deposit with the Trustee, the Issuer and the IRBA certificates or other evidence satisfactory to the Trustee, the Issuer and the IRBA that (i) the insurance required hereby has been obtained and is in full force and effect and (ii) all premiums thereon have been paid in full. Prior to the expiration of any such insurance, the Obligor shall furnish the Trustee, the Issuer and the IRBA with evidence satisfactory to the Trustee, the Issuer and the IRBA that such insurance has been renewed or replaced and that all premiums thereon have been paid in full and all insurance policies required hereby are in full force and effect. The Obligor shall file with the Trustee, the Issuer and the IRBA a copy of any claim it may make under the property insurance coverage which claim is in excess of $25,000.

     All policies providing the property insurance coverage shall contain standard mortgage clauses requiring all proceeds resulting from any claim for loss or damage to be paid to the Trustee and the IRBA, as their interests may appear, and any net proceeds of such insurance shall be paid and applied as provided in Section 7.2 hereof. Any proceeds of policies providing liability insurance coverage shall be applied toward the extinguishment or satisfaction of the liability with respect to which such insurance proceeds have been paid and shall name the Trustee, the Issuer and the IRBA as additional insureds.

     Section 6.8 Workers' Compensation Coverage. The Obligor shall maintain or cause to be maintained in connection with the Project any workers' compensation coverage required by the applicable laws of the State.

     Section 6.9 Title Insurance. The Obligor covenants that the Obligor will obtain and deliver simultaneously with the execution of this Lease a title insurance policy satisfactory to the Issuer, the Trustee and the IRBA insuring the Issuer's interest in the Premises, the priority of the Mortgage and naming the IRBA as an additional insured as its interest may appear. Any proceeds of such title insurance shall be paid to the Trustee for deposit in the Bond Fund in accordance with Section 4.9 herein, except that, if so requested by the Obligor, such proceeds shall be applied to remedy the defect in title.

                                 ARTICLE VII.

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 7.1 Damage to or Destruction of Project. Subject to the insurance provisions of the Mortgage, in case of any material damage to or destruction of the Project or any part thereof, the Obligor will promptly give or cause to be given written notice thereof to the Trustee and the IRBA generally describing the nature and extent of such damage or destruction. Unless in lieu thereof all outstanding Bonds are to be redeemed pursuant to this Lease and the Indenture, the Obligor shall, whether or not the net proceeds of insurance, if any, received on account of such damage or destruction shall be sufficient for such purpose, promptly commence and complete, or cause to be commenced and completed, the repair or restoration of the Project as nearly as practicable to the value, condition and character thereof existing immediately prior to such damage or destruction, with such changes or alterations, however, as the Obligor may deem necessary for proper operation of the Project.

     The Issuer, the Trustee, the IRBA and the Obligor shall cooperate and consult with each other in all matters pertaining to the settlement, compromise or arbitration of any material claim on account of any damage or destruction to the Project. In no event prior to default will the Issuer voluntarily settle, or consent to the settlement of, any proceeding arising out of any material damage or destruction of the Project without the written consent of the Obligor.

     Section 7.2 Use of Insurance Proceeds. In connection with the repair or restoration of the Project pursuant to Section 7.1 hereof, net proceeds of property insurance coverage shall be paid to and held by the Trustee in a separate insurance loss account of the Bond Fund, for application of as much as may be necessary for the payment of the costs of repair or restoration, either on completion thereof or as the work progresses, as directed by the Obligor. The Trustee may, prior to making payment from such loss account, require the Obligor to provide evidence that, or deposit with the Trustee moneys to be placed in such account so that, there will be adequate moneys available for such repair and restoration. The Trustee shall not be obligated to make any payment from such account if there exists an Event of Default. Any balance of the net proceeds of insurance (together with any investment income therefrom) held by the Trustee remaining after payment of all costs of such repair or restoration shall be paid to the Trustee for deposit into the Bond Fund for application as provided in Section 4.9 herein.

     If, in lieu of repair or restoration, all outstanding Bonds are to be redeemed pursuant to this Lease, an amount equal to any net proceeds of insurance received by the Trustee prior to such redemption shall (together with any investment income therefrom) be applied by the Trustee to the redemption of the Bonds pursuant to this Lease and the Indenture.

     Section 7.3 Eminent Domain. If title to or the temporary use of the Project, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Obligor will promptly give written notice thereof to the Trustee and the IRBA describing the nature and extent of such taking. Any net proceeds received from any award made in such eminent domain proceedings shall, if received prior to the termination of this Lease, be paid to and held by the Trustee in a separate condemnation award account of the Bond Fund for application to one or more of the following purposes:

          (a) The restoration of the Project as nearly as practicable to the same condition or character thereof existing immediately prior to the exercise of the power of eminent domain with such changes or alterations, however, as the Obligor may deem necessary for proper operation of the Project.

          (b) The acquisition, construction and/or installation by the Obligor of other improvements suitable for the Obligor's operations on the Premises (which improvements shall be deemed a part of the Project); provided, that such improvements shall be subject to no liens or encumbrances (other than Permitted Encumbrances) and shall become part of the Project.

          (c) Payment into the Bond Fund and used for the redemption of Bonds, in the manner and to the extent permitted by this Lease and the Indenture.

Within ninety days from the date of entry of a final order in any eminent domain proceeding, the Obligor shall direct the Trustee in writing to which purpose or combination of purposes above specified the net proceeds of the condemnation award (together with any investment income therefrom) shall be applied. Any balance of the net proceeds of the condemnation award (together with any investment income therefrom) not required for the purpose or purposes so directed shall be applied by the Trustee pursuant to Section 4.9 hereof.

     The Issuer, the Trustee, the IRBA and the Obligor shall cooperate and consult with each other in all matters, including expenses, pertaining to the litigation, arbitration, settlement or adjustment of any and all claims and demands for damages on account of any taking or condemnation of the Project and the settlement or adjustment of any such claim shall be subject to the approval of the Obligor.

     Section 7.4 Investment and Disbursement of Insurance and Condemnation Proceeds. All moneys received by the Trustee or its designee constituting net proceeds of insurance or a condemnation award shall, pending application, be invested in Permitted Investments at the written direction of the Obligor (for the account of and at the risk of the Obligor) and shall (together with any investment income therefrom) to the extent to be used for repair, rebuilding, restoration, acquisition or construction, be disbursed for such purpose, as provided in this Lease and the Indenture for the investment and disbursement of moneys in the Project Fund and, to the extent held in the Bond Fund for the redemption of Bonds, as provided in this Lease and the Indenture for the investment and disbursement of moneys in the Bond Fund. Any balance of net proceeds of insurance or of a condemnation award (together with any investment income therefrom) held by the Trustee or its designee upon expiration of the Lease Term, or any net proceeds thereafter received by the Trustee, shall be paid to the IRBA to the extent of any amounts due to the IRBA to the extent of any amounts paid by the IRBA pursuant to the Mortgage Insurance Agreements and any balance shall be paid to the Obligor.

                                 ARTICLE VIII.

                              SPECIAL AGREEMENTS

     Section 8.1 No Warranty of Condition or Suitability by the Issuer. The Issuer makes no warranty, either express or implied, as to the condition of the Project or that it will be suitable for the Obligor's purposes or needs.

     Section 8.2 Inspection of the Project. The Obligor agrees that the Issuer, the Trustee and the IRBA and their duly authorized agents who are reasonably acceptable to the Obligor shall have the right (but are under no obligation) at reasonable times during business hours and during the period of construction and/or installation of the Project, subject to the Obligor's usual safety and security requirements for persons on the Project, to enter upon the Project and to examine and inspect the Project without interference or prejudice to the Obligor's operations; provided, however, that any such right of inspection shall be solely (a) in the case of the Issuer, for the purpose of determining the Obligor's compliance with this Lease and (b) in the case of the Trustee, for the purpose of (i) determining the Obligor's compliance with this Lease and (ii) enforcing the rights of the bondholders pursuant to the Trustee's responsibilities under the Indenture and (iii) the IRBA to verify the condition of the collateral. Before exercising any such right of inspection, the Issuer, the Trustee or the IRBA, as the case may he, shall first give notice to the Obligor at least twenty-four (24) hours prior to making the requested inspection of the Project.

     From and after default, the Obligor further agrees that the Issuer, the Trustee and the IRBA and their duly authorized agents who are reasonably acceptable to the Obligor shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the acquisition, construction and/or installation of the Project.

     Section 8.3 Obligor Not to Adversely Affect Tax Exempt Status of Interest. The Obligor hereby represents that the Obligor has not taken or omitted to take, or permitted to be taken on the Obligor's behalf, and agrees not to take or omit to take, or permit to be taken on the Obligor's behalf, any action which, if taken or omitted, would adversely affect the excludability from the gross income of the bondholders of the interest paid on the Bonds for Federal income tax purposes, and that the Obligor shall take, or require to be taken, such acts as may be required of the Obligor from time to time under applicable law or regulation to continue that exclusion. The representations, warranties, covenants and statements of expectation of the Obligor set forth in the Tax Regulatory Agreement are by this reference incorporated in this Lease as though fully set forth herein.

     Section 8.4 Information as to Employment. The Obligor agrees to provide such periodic reports with respect to employment levels and wage levels at the Project, including subtenants of the Project or portions thereof as may be requested by the Issuer from time to time. In furtherance of the foregoing, the Obligor shall include covenants in any subleases of the Project, or any portion thereof, requiring subtenants to provide such information.

     Section 8.5 Financial Information. The Obligor agrees to provide to the Issuer as soon as available and in any event within ninety (90) days after the last day of each fiscal year, an audit report, certified by a firm of independent certified public accountants of recognized standing selected by the Obligor, covering the operations of the Obligor for such year and containing a balance sheet and statements of earnings and changes in financial position for such year, such statements to be on a comparative basis with corresponding statements for the preceding fiscal year.

     The Obligor further agrees to provide the Issuer with (i) such additional financial information and at such times as the Obligor is required to give to the IRBA under Sections l(e) and (f) of the Regulatory Agreement and (ii) notice of any amendment to, or modification or waiver of, such Sections of the Regulatory Agreement, all of which amendments, modifications or waivers shall be equally applicable to the Obligor's obligations to provide financial information to the Issuer under the immediately preceding paragraph and clause (i) above.

     Section 8.6 Covenant Against Discrimination. The Obligor agrees and warrants that in the performance of this Lease the Obligor will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religion, sex or national origin in any manner prohibited by the laws of the United States of America or the State. To the extent required by Chapter 5.1 of Title 28 of the Rhode Island General Laws
(1956), as amended, the Equal Opportunity and Affirmative Action Law, the Obligor shall adopt an affirmative action program designed to eliminate patterns and practices of discrimination. The Obligor shall provide such information concerning the covenants in this Section 8.6 as the Issuer may require from time to time.

     Section 8.7 Indemnification. To the extent not prohibited by applicable law and in addition to all other indemnification hereunder and under the Obligor Documents except in the case of willful misconduct, fraud or gross negligence of the Issuer or the IRBA, the Obligor releases the Issuer and the IRBA from, agrees that the Issuer and the IRBA shall not be liable for, and indemnifies the Issuer and the IRBA against, all liabilities, claims, costs and expenses imposed upon or asserted against the Issuer or the IRBA on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (b) any breach or default on the part of the Obligor in the performance of any covenant or agreement of the Obligor under the Obligor Documents or any related document, or arising from any act or failure to act by the Obligor, or any of its agents, contractors, servants, employees or licensees; (c) the authorization, issuance and sale of the Bonds, and the provision of any information furnished by the Obligor in connection therewith concerning the Project or the Obligor (including, without limitation, any information furnished by the Obligor for inclusion in any certifications made by the Issuer or for inclusion in, or as a basis for preparation of, the information statements filed by the Issuer or the IRBA); and (d) any claim, action or proceeding with respect to the matters set forth in (a), (b) and
(c) above brought thereon.

     To the extent not prohibited by applicable law, the Obligor agrees to indemnify the Trustee, the Paying Agent, any Co-Paying Agent and the Bond Registrar for and to hold them harmless against all liabilities, claims, fees, costs and expenses incurred without gross negligence or willful misconduct on their part, on account of any action taken or omitted to be taken on their part in accordance with the terms of this Lease, the Bonds, the Indenture or any related document or any action taken at the request of or with the consent of the Obligor, except when the Trustee is in occupancy of the Project, including the costs and expenses of the Trustee, the Paying Agent, any Co-Paying Agent and the Bond Registrar in defending themselves against any such claim, action or proceeding brought in connection with the exercise or performance of any of their powers or duties under this Lease, the Bonds, the Indenture, or any related document.

     In case any action or proceeding is brought against the Issuer, the IRBA, the Trustee, the Paying Agent, any Co-Paying Agent or the Bond Registrar in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly shall give notice of that action or proceeding to the Obligor, and the Obligor upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided, that failure of a party to give that notice shall not relieve the Obligor from any of the Obligor's obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Obligor. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Obligor shall not be liable for any settlement made without the Obligor's consent.

     The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, officers and employees of the Issuer, the IRBA, the Trustee, the Paying Agent, any Co-Paying Agent and the Bond Registrar, respectively, and such indemnification is intended to and shall be enforceable by the Issuer, the IRBA, the Trustee, the Paying Agent, any Co-Paying Agent and the Bond Registrar, respectively, to the full extent permitted by law.

     Section 8.8 Obligor to Maintain its Existence; Sale of Assets, Stock or Mergers. The Obligor shall do all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except as otherwise permitted by this Section. In particular, the Obligor shall not
(a) sell, transfer or otherwise dispose of all, or substantially all of its assets or stock; (b) consolidate with or merge into any other entity; or (c) permit one or more other entities to consolidate with or merge into it. The preceding restrictions shall not apply, however, to a transaction approved by the IRBA if both of the following conditions are met:

          (i) the transferee or the surviving or resulting entity has a net worth, determined in accordance with generally accepted accounting principles consistently applied, equal to or greater than the net worth of the Obligor immediately prior to such consolidation, merger, sale, transfer or disposition; and

          (ii) the transferee or the surviving or resulting entity, if other than the Obligor, by proper written instrument satisfactory to the Issuer, the Trustee and the IRBA, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Obligor under the Obligor Documents.

     Section 8.9 Confidentiality of Certain Information. Except as required by law, the Issuer hereby agrees to maintain the confidentiality of any information provided by the Obligor with regard to trade secrets or other non-public information, as requested by the Obligor.

     Section 8.10 Tax Payments into Tax Escrow Fund. The Obligor is required to make, or cause to be made, payments in lieu of taxes and assessments on the Project (the "Taxes") to the Taxing Authorities as such Taxes, or a portion thereof, shall become due. The Obligor is also required to cause the Project to be valued, to cause the appropriate rate or rates of taxes or assessments to be properly applied to such valuation, to cause the Taxing Authorities to submit statements (the "Tax Statements") specifying the amounts and due date or dates (the "Tax Payment Dates") of the Taxes, or a portion thereof, due the Taxing Authorities, and to file any accounts or tax returns required by the Taxing Authorities. Every year thereafter, the Obligor shall provide the Trustee with a copy of each Tax Statement of the Taxing Authorities within fifteen (15) days of the receipt of such statement.

     On June 1 of each year of the term of the Lease (the "Tax Estimation Date"), the Trustee shall estimate (i) the Taxes to be assessed as of December 31 of the year immediately preceding the Tax Estimation Date and
(ii) the Tax Payment Dates. The Trustee's estimates as to the Taxes and the Tax Payment Dates shall be based upon information derived by the Trustee from the Tax Statements and other evidence provided by the Obligor pursuant to the foregoing paragraph, subject to the Trustee's right of revision as hereinbelow described. The Trustee shall provide the IRBA with a statement as to each such estimate. The Trustee shall determine the amount of each Tax Payment to be paid by the Obligor to the Trustee under the Lease. The amount of each Tax Payment shall be computed on a pro rata basis counting the number of monthly payments payable by the Obligor under the Lease during the period commencing on each Tax Payment Date and ending fifteen (15) days prior to the next succeeding Tax Payment Date and the Taxes, or a portion thereof, estimated by the Trustee to be due on said next succeeding Tax Payment Date. The Trustee shall credit to the Tax Payments due any investment proceeds of monies in the Tax Escrow Fund, but the Trustee shall not be obligated to apply such credit other than on a quarterly basis. The Trustee shall have the right to revise any such estimate of the Taxes and Tax Payment Dates and the Trustee's calculation of monthly Tax Payments at any time and from time to time if the Trustee is reasonably of the opinion that such estimate or calculation does not provide for payment in full of the Taxes to be assessed by the Taxing Authorities as of March 31 of any year as such Taxes, or a portion thereof, shall become due. The Trustee shall provide the IRBA with a statement as to each such revision.

     The Obligor shall pay, or cause to be paid, the Tax Payments on each Obligor Payment Date with respect to interest. The Obligor has the right to seek exemptions and discounts, if any, from the Taxes and to contest the same as provided in the Lease, however such right shall not reduce the payments required to be made hereunder unless Obligor has received a final favorable judgment with respect to such exemptions and discounts.

                                 ARTICLE IX.

                   LEASE, SUBLEASE AND RELEASE OF PROJECT

     Section 9.1 Lease or Sublease by Obligor. The Obligor may lease or sublease the Project, in whole or in part, with the prior written consent of the Issuer and the IRBA to any person, provided that:

          (a) No such lease or sublease shall relieve the Obligor from the Obligor's obligations under the Obligor Documents;

          (b) In connection with any such lease or sublease the Obligor shall retain such rights and interests as will permit the Obligor to comply with obligations under the Obligor Documents;

          (c) No such lease or sublease shall impair the purposes of the Act to be accomplished by operation of the Project as herein provided;

          (d) All such leases or subleases shall be subject to the terms and conditions of this Lease, including those provisions as to maintenance of the Project; and

          (e) The Obligor shall, prior to execution of any such lease or sublease, furnish or cause to be furnished to the Trustee a certificate of the proposed lessee or sublessee setting forth the information necessary to satisfy the Trustee that such lease or sublease will not adversely affect the exemption of interest on the Bonds from Federal income taxation.

     Section 9.2 Restrictions on Issuer. The Issuer agrees that, except for the assignment and pledge of the Trust Estate to the Trustee pursuant to the Indenture and the IRBA's right of subrogation, it shall not create or suffer to be created any assignment, pledge, charge, lien or encumbrance on the Trust Estate.

     Section 9.3 Retention of Title to Project; Grant of Easements, Release of Equipment and Certain Land. The Issuer shall not sell, assign, encumber, convey or otherwise dispose of the Project or any portion thereof during the Lease Term without the prior written consent of the Obligor and the IRBA. At the request of the Obligor and with the approval of the IRBA (which approval will not be unreasonably withheld or delayed), the Issuer shall grant such encumbrances, rights of way or easements over, across or under, the Project, or grant such permits or licenses in respect to the use thereof, free from the lien of the Indenture, but only if such encumbrances, rights of way, easements, permits or licenses shall not materially adversely affect the operation of or security for the Project. The Issuer agrees to execute and deliver and to cause and direct the Trustee to execute and deliver any and all instruments necessary or appropriate to confirm and grant any such interests and to release the same from the lien of the Indenture.

     Notwithstanding any other provision of this Lease, the Obligor may from time to time, with the prior written consent of the IRBA, request in writing to the Issuer the release of and removal from this Lease and the leasehold estate created hereby and the release from the lien of the Indenture of any part of the Project. Upon any such request by the Obligor and upon the receipt of the prior written consent of the IRBA, the Issuer and the Trustee shall execute and deliver any and all agreements or instruments which are, in the opinion of the Issuer or the Trustee, as the case may be, necessary or appropriate to release and remove such part of the Project and convey title thereto to the Obligor or such person as the Obligor may designate.

     Notwithstanding the foregoing, no such release of Equipment shall be effected without the prior written consent of the IRBA, the Issuer and the Trustee and the delivery to the Trustee of an opinion of Bond Counsel to the effect that such release will not affect the tax exempt status of the Bonds.

     Notwithstanding the foregoing, no such release of any portion of the Premises shall be effected prior to expiration of the Lease Term unless there shall be deposited with the Trustee the following:

          (a) A certificate of a qualified engineer (who may be an employee of the Obligor), selected by the Obligor and acceptable to the Issuer and the Trustee (which acceptance shall not be unreasonably withheld or delayed), dated not more than sixty (60) days prior to the date of the release, stating that, in the opinion of the person signing such certificate, the portion of the Premises so proposed to be released is not needed for the operation of the Project and the release so proposed to be made will not impair the usefulness of the Project and will not destroy the means of ingress thereto and egress therefrom; and

          (b) In the event the property released is sold by the Obligor, an amount equal to the fair market value of the Premises released to be deposited in the Bond Fund and applied in accordance with Section 4.9 herein.

          (c) An opinion of counsel, acceptable to the Issuer and the IRBA, indicating that the portion of the Premises so released, and the portion remaining will comply with all zoning and subdivision laws, ordinances and similar regulations.

     No conveyance or release effected under the provisions of this Section shall entitle the Obligor to any abatement or diminution of rental payments hereunder.

                                  ARTICLE X.

                        EVENTS OF DEFAULT AND REMEDIES

     Section 10.1 Events of Default Defined. Each of the following shall constitute an Event of Default:

          (a) failure by the Obligor to pay the payments required to be made under Section 5.3 herein at the time specified therein; or

          (b) failure by the Obligor to observe and/or perform any agreement hereunder on the Obligor's part to be observed and/or performed, other than as referred to in subsection (a), (c), (d), (e) or (f) of this Section, for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied is given to the Obligor by the Issuer, the IRBA or the Trustee, unless the Issuer, the IRBA and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer, the IRBA and the Trustee will unreasonably not withhold their consent to an extension of such time if it is possible to correct such failure and corrective action is instituted by the Obligor within the applicable period and diligently pursued until the failure is corrected, provided, however, that the failure by the Obligor to maintain the tax-exempt status of the interest on the Bonds shall not be an Event of Default hereunder provided that a Determination of Taxability has occurred and the Bonds are redeemed pursuant to Section 3.1(b)(1) of the Indenture; or

          (c) the Obligor shall (i) admit in writing an inability to pay debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against the Obligor under the Federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other Federal or state bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against the Obligor and such involuntary proceeding is not dismissed or stayed within sixty (60) days of the commencement of such involuntary proceeding; (iv) make an assignment for the benefit of creditors; or
     (v) have a receiver or trustee appointed for the Obligor or for the whole or any substantial part of the Obligor's property; or

          (d) any representation or warranty made by the Obligor herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this Lease or with the purchase of the Bonds shall at any time prove to have been materially false or misleading in any material respect when made or given; or

          (e) an event of default occurs and is continuing under the Indenture; or

          (f) written notice from the IRBA to the Issuer and the Trustee that there has been a breach of any covenant contained in the Regulatory Agreement; or

          (g) breach of a covenant or obligation under the Mortgage or the Security Agreement and such breach shall have continued beyond any applicable grace period.

     The foregoing provisions of subsection (b) of this Section are subject to the following limitations: if by reason of force majeure the Obligor is unable in whole or in part to carry out the agreements on the Obligor's part therein referred to, the failure to perform such agreements due to such inability shall not constitute an Event of Default nor shall it become an Event of Default upon appropriate notification to the Obligor and/or the passage of the stated period of time. The term "force majeure'' as used herein shall mean, without limitation, the following: act of God, strikes, lockouts or other industrial disturbances; act of public enemies; order of any kind of government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials of any civil or military authority; insurrections; riots; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Obligor. The Obligor agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Obligor from carrying out such agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Obligor, and the Obligor shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Obligor, unfavorable to the Obligor.

     Section 10.2 Remedies. Whenever any Event of Default shall have happened and be continuing, the Trustee, on behalf of the Issuer as provided in the Indenture, may take any one or more of the following remedial steps:

          (a) If the Mortgage Insurance Agreements are not in effect, (1) upon the occurrence of (i) an event of default under the Indenture and acceleration of payment of the Bonds pursuant to Section 9.2 of the Indenture or (ii) an Event of Default hereunder (other than an Event of Default under Section 10.1(c) hereof), the Trustee shall, in accordance with and subject to the Indenture, declare all payments to be made by the Obligor under Section 5.3 to be immediately due and payable, whereupon the same shall become immediately due and payable; and (2) upon the occurrence of an Event of Default under Section 10.1(c) hereof, all payments to be made by the Obligor under Section 5.3 shall automatically be due and payable, without any act or action on the part of any person. If the Mortgage Insurance Agreements are in effect upon the occurrence of an Event of Default under the Lease the Trustee shall notify the IRBA in writing of such Event of Default as provided in the Mortgage Insurance Agreements. If the Trustee exercises the remedy afforded in this subsection (a) and accelerates all amounts payable under
     Section 5.3 for the remainder of the Lease Term or such amounts are automatically accelerated, the Obligor shall pay an amount sufficient, together with any moneys held by the Trustee in the Bond Fund and available for such purpose under Section 5.3 of the Indenture, to enable the Trustee to pay the aggregate principal amount of the outstanding
     Bonds and all interest on the Bonds then due and to become due to the date of such acceleration. In addition, the Obligor shall pay all fees and expenses of the Issuer, the Trustee, the Bond Registrar and any Paying Agent or Co-Paying Agent, together with any interest thereon, accrued and to accrue through the date of such acceleration.

          (b) The Trustee may take whatever action at law or in equity as may appear necessary or desirable to collect the payments then due and thereafter to become due, or to enforce performance and observance of any agreement of the Obligor hereunder subject to the provisions of the Mortgage Insurance Agreements if the Mortgage Insurance Agreements are in effect.

Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

     Section 10.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other remedy or remedies, but each and every such remedy, to the extent permitted by applicable law, shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved in this Article, it shall not be necessary to give any notice, other than such notice or notices as may be herein expressly required. Such remedies as are reserved to the Issuer in this Article shall also extend to the Trustee, and the Trustee and the bondholders shall be deemed third-party beneficiaries of all agreements herein contained.

     Section 10.4 Agreement to Pay Counsel Fees and Expenses. If there should occur a default or an Event of Default hereunder and the Issuer or the Trustee should employ Counsel or incur other expenses for the collection of payments due hereunder or the enforcement of performance or observance of any agreement on the part of the Obligor herein contained, the Obligor agrees to pay on demand of the Issuer or the Trustee the reasonable fees and expenses of such Counsel and such other reasonable fees and expenses so incurred by the Issuer or the Trustee.

     If the Obligor should fail to make any payments required in this Section, such item shall continue as an obligation of the Obligor until the same shall have been paid in full, and the Obligor agrees to pay the same with interest thereon from the date such payment was due at the rate per annum equal to the Prime Rate until paid in full.

     The provisions of this Section shall survive the termination of this Lease.

     Section 10.5 No Additional Waiver Implied by One Waiver. If any agreement contained herein should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     Section 10.6 Notice of Event of Default. The Obligor shall notify the Trustee and the IRBA immediately if the Obligor becomes aware of the occurrence of an Event of Default or of any condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                                 ARTICLE XI.

                      PREPAYMENT OF THE RENTAL PAYMENTS

     Section 11.1 Options to Prepay Rental Payments. (a) The Obligor shall have, and is hereby granted, the option to prepay in whole or in part the rental payments required to be made by the obligor under Section 5.3 herein and to direct the Trustee to redeem the Bonds in the amounts, at the redemption prices and at the times described in Section 3.1(a)(1) of the Indenture. To exercise the option granted in this Section, the Obligor shall, not less than thirty (30) nor more than forty-five (45) days before the desired prepayment date, give written notice to the Issuer and the Trustee of the Obligor's intention to prepay the rental payments required to be made by the Obligor under Section 5.3 herein on such date and shall specify therein the principal amount of Bonds to be redeemed with the moneys received upon such prepayment. Upon the exercise of such option, the Obligor shall direct the Trustee to redeem Bonds in the principal amount and on the dates specified in the notice referred to in the preceding sentence and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption of the Bonds. At the times required pursuant to Section
5.3 herein, the Obligor shall pay to the Trustee, as a prepayment of rental payments under Section 5.3 herein, an amount sufficient, together with any moneys held by the Trustee in the Bond Fund and available for such purpose under Section 5.3 of the Indenture, to enable the Trustee to pay the redemption price of the Bonds to be redeemed pursuant to Section 3.1(a)(1) of the Indenture plus accrued interest thereon to the redemption date. In addition, the Obligor shall pay all fees and expenses of the Trustee, the Issuer, the Bond Registrar and any Paying Agent or Co-Paying Agent, together with any interest thereon, accrued and to accrue through such redemption date.

          (b) The Obligor shall have, and is hereby granted, the option to prepay the rental payments required to be made by the Obligor under Section
5.3 herein and to direct the Trustee to redeem the Bonds in whole pursuant to
Section 3.1(a)(2) of the Indenture, if any of the following shall have occurred:

          (1) the Project shall have been damaged or destroyed to such an extent that, in the judgment of the Obligor, it cannot be reasonably restored within a period of twelve (12) consecutive months to the condition thereof immediately preceding such damage or destruction, and either (i) the Obligor is thereby prevented from carrying on normal operations at the Project for a period of twelve (12) consecutive months or (ii) it would not be economically feasible for the Obligor to replace, repair, rebuild or restore the same;

          (2) title in and to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person acting under governmental authority (including such taking as, in the judgment of the Obligor, results in the Obligor being thereby prevented from carrying on the Obligor's normal operations at the Project for a period of nine (9) consecutive months);

          (3) as a result of any changes in the Constitution of the State or the Constitution of the United States of America or by legislative or administrative action (whether State or Federal) or by final decree, judgment, decision or order of any court or administrative body (whether State or Federal), in the reasonable judgment of the Obligor this Lease shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed herein;

          (4) this Lease is terminated prior to the expiration of the Lease Term for any reason other than the occurrence of an Event of Default.

     To exercise such option, the Obligor (i) shall, within ninety (90) days following the event giving rise to the Obligor's desire to exercise such option, deliver to the Issuer and to the Trustee a certificate, executed by the Obligor, stating (A) the event giving rise to the exercise of such option, (B) that the Obligor has directed the Trustee to redeem all of the Bonds in accordance with the provisions of the Indenture and (C) the desired prepayment date, which date shall be not less than forty-five (45) nor more than sixty (60) days from the date such notice is mailed; and (ii) shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

     At the time required pursuant to Section 5.3 herein, the Obligor shall pay to the Trustee, as a prepayment of rental payments under Section 5.3 herein, an amount sufficient, together with any moneys held by the Trustee in the Bond Fund and available for such purpose under Section 5.3 of the Indenture, to enable the Trustee to pay the redemption price of the Bonds pursuant to Section 3.1(a)(2) of the Indenture plus accrued interest thereon to the redemption date. In addition, the Obligor shall pay all fees and expenses of the Trustee, the Issuer, the Bond Registrar and the Paying Agent and any Co-Paying Agent accrued and to accrue to such redemption date.

          (c) The Obligor shall have, and is hereby granted the option to prepay the rental payments required to be made by the Obligor under Section
5.3 herein in whole by causing the Bonds to be deemed to be paid pursuant to
Section 8.2 of the Indenture by (i) depositing irrevocably with the Trustee either moneys or Government Obligations, or a combination thereof, satisfying the requirements of Section 8.2 of the Indenture, (ii) paying all Trustee's, Issuer's, Bond Registrar's, Paying Agent's and any Co-Paying Agent's fees and expenses due in connection with the payment or redemption of any such Bonds and (iii) if the Bonds are to be redeemed on any date prior to their maturity, directing the Trustee to make arrangements satisfactory to the Trustee for the giving of the required notice of redemption of the Bonds.

     Section 11.2. Obligation to Prepay Rental Payments Upon Determination of Taxability. Upon the occurrence of a Determination of Taxability, as soon as practicable, but in no event longer than 120 days following the date of such Determination of Taxability, the Obligor shall be obligated to prepay all rental payments required to be made by the Obligor under Section 5.3 herein and to direct the Trustee to make arrangements for the giving of notice of redemption of the Bonds and to redeem the Bonds in whole within the time provided in Section 3.3 of the Indenture.

     The Obligor shall give prompt written notice to the Issuer, the IRBA and the Trustee of its receipt of any oral or written advice from the Internal Revenue Service that an Event of Taxability has occurred. Promptly upon learning of a Determination of Taxability, the Trustee shall cause notice thereof to be given to the bondholders in the same manner as is provided in the Indenture for notices of redemption. In such notice to bondholders, the Trustee may make provisions for obtaining advice from bondholders, in such form as shall be deemed appropriate, respecting relevant assessments made on such bondholders by the Internal Revenue Service.

     At the time required pursuant to Section 5.3 herein, the Obligor shall pay to the Trustee, as a prepayment of rental payments under Section 5.3 herein, an amount sufficient, together with any moneys held by the Trustee in the Bond Fund and available for such purpose under Section 5.3 of the Indenture, to enable the Trustee to pay the redemption price of the Bonds to be redeemed pursuant to Section 3.1(b)(1) of the Indenture.

     Upon the redemption date provided for in this Section, provided there has been deposited with the Trustee the total amount as required, such amounts shall constitute the total compensation due the Issuer and the holders of the Bonds as a result of the occurrence of such Determination of Taxability and the Obligor shall not be deemed to be in default hereunder by reason of the occurrence of such Determination of Taxability.

     Upon the occurrence of a Determination of Taxability, any option of the Obligor to prepay the rental payments for the Project or to direct the Trustee to redeem the Bonds under any redemption provision of the Indenture shall be superseded by the Obligor's obligation to prepay rental payments for the Project under this Section as set forth herein.

     The provisions of this Section shall survive the termination of this Lease.

     Section 11.3 Mandatory Prepayment. In accordance with the mandatory redemption requirements set forth in Sections 3.1(b)(1) and (3) of the Indenture, the Obligor shall be obligated to prepay lease payments required to be made under Section 5.3 hereof.

     In the event that the Mortgage Insurance Agreements are not executed and delivered by the IRBA on or before February 5, 1993, or, if the commitment of the IRBA to execute and deliver the Mortgage Insurance Agreements is extended, on or before the expiration of the commitment as extended, the Obligor shall be obligated to prepay rental payments required to be made by the Obligor under Section 5.3 herein in accordance with the mandatory redemption requirements set forth in Section 3.1(b)(2) of the Indenture and to direct the Trustee to make arrangements for the giving of any required notice of redemption of the Bonds and to redeem the Bonds within the time provided in Section 3.3 of the Indenture.

     At the time required pursuant to Section 5.3 herein, the Obligor shall pay to the Trustee, as a prepayment of rental payments under Section 5.3 herein, an amount sufficient, together with any moneys held by the Trustee in the Bond Fund and available for such purpose under Section 5.3 of the Indenture, to enable the Trustee to pay the redemption price of the Bonds to be redeemed pursuant to Section 3.1(b) of the Indenture.

     Section 11.4 Purchase of Project. At any time concurrently with or after payment in full of principal of, and premium (if any) and interest on, the Bonds, whether at maturity or upon redemption or acceleration of the Bonds, and the payment in full of all amounts owed to the Issuer, the IRBA, the Trustee, the Bond Registrar, the Paying Agent and any Co-Paying Agent hereunder and under the Indenture, the Obligor has the option to purchase the Project from the Issuer at a purchase price of $2,000.

     Section 11.5 Conveyance Upon Purchase. At the closing of any purchase of the Project pursuant to Section 11.4 herein, the Issuer or the Trustee on behalf of the Issuer will, upon payment of the purchase price, deliver to or cause to be delivered to the Obligor a bill of sale conveying title to the personal property and fixtures comprising part of the Project, a deed conveying title to the real property comprising the balance of the Project, documents releasing and conveying to the Obligor all of the Issuer's rights and interests in and to any rights of action, or any insurance proceeds or condemnation award, with respect to the Project, a release or satisfaction of the liens of the Indenture and the Mortgage and a termination of the Indenture or other documents conveying to the Obligor the leasehold interest in the Premises, as such property then exists, subject to the following:

          (i) any Permitted Encumbrances to which title to said Project was subject when conveyed to the Issuer;

          (ii) any liens, easements and encumbrances created at the request of the Obligor or to the creation or suffering of which the Obligor consented in writing;

          (iii) any liens and encumbrances resulting from the failure of the Obligor to perform or observe any of the agreements on the Obligor's part contained in this Lease; and

          (iv) any liens of the Obligor for taxes or assessments not then delinquent.

Concurrently with the delivery of such title documents, there shall be delivered by the Issuer to the Trustee any instructions or other instruments required by the Indenture to defease and pay the Bonds.

     Section 11.6 Relative Position of Options and Indenture. The options to purchase the Project granted to the Obligor in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not there exists an Event of Default hereunder, provided that the existence of such Event of Default will not result in nonfulfillment of any condition to the exercise of any such option.

                                     ARTICLE XII.

                                    MISCELLANEOUS

   Section 12.1 Notices. All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the appropriate Notice Address. A duplicate copy of each notice, approval, consent, request or other communication given by the Issuer, the Obligor, the IRBA or the Trustee shall also be given the others. Each such party may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

   Section 12.2 Binding Effect. This Lease shall inure to the benefit of and shall be binding upon the Issuer, the Obligor and their respective successors and assigns provided that this Agreement may not be assigned by the Obligor and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of the Bonds.

   Section 12.3 Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

   Section 12.4 Amounts Remaining in Project Fund, Bond Fund and Rebate Fund. It is agreed by the parties hereto that any amounts remaining in the Project Fund, the Rebate Fund or the Bond Fund upon expiration or sooner termination of this Lease, after payment in full of the Bonds and payment of the fees, charges and expenses of the Trustee, the Issuer, the Bond Registrar, the Paying Agent and any Co-Paying Agent in accordance with the Indenture and payment of all amounts required to be paid to the United States in accordance with the Tax Regulatory Agreement, shall be disposed of in accordance with the terms of the Indenture.

   Section 12.5 Grant of Security Interest. For the purpose of confirming the Issuer's interest hereunder, the Obligor hereby grants to the Issuer a security interest in all of the Obligor's interest in the Facilities and Equipment hereto, all additions thereto, substitutions therefor and replacements thereof, and in general all Facilities and Equipment acquired by the Issuer or the Obligor with the proceeds of the Bonds, and all additions thereto, substitutions therefor and replacements thereof, and any other property which under the terms of this Lease is to become the property of the Issuer or be subjected to the lien of the Indenture including any part thereof acquired, constructed and/or installed by the Obligor as part of the Project, excluding, however, any machinery, equipment or other property installed by the Obligor to which title has been specifically retained pursuant to the terms of this Lease.

   Section 12.6 Assignment of Leases and Rents. As additional security for the payment and performance by the Obligor of its obligations hereunder and all other obligations of the Obligor to the Issuer, the Obligor does hereby transfer, assign and deliver unto the Issuer all of the rights, title and interest of the Obligor in and to:

        (a) All leases, subleases and tenancies, whether written or oral, now or hereafter existing with respect to any portion or portions of the Project together with any renewals or extensions thereof and all leases, subleases and tenancies in substitution therefor (all of which are hereinafter collectively referred to as the "Assigned Leases");

        (b) All rents and other payments of every kind due or payable and to become due or payable to the Obligor by virtue of the Assigned Leases, or otherwise due or payable and to become due or payable to the Obligor as the result of any use, possession or occupancy of any portion or portions of the Project (all of which are hereinafter collectively referred to as the "Rents");

        (c) All right, title and interest of the Obligor in and to all guarantees of the Assigned Leases, if any.

   TO HAVE AND TO HOLD the Assigned Leases and the rents, together with all the rights, privileges and appurtenances now or hereafter in any wise belonging or pertaining thereto, unto the Issuer, its successors and assigns, forever, subject, however, to the terms and conditions as hereinafter provided.

   Subject to the final paragraph of this Section 12.6, the Obligor does hereby authorize and empower the Issuer to collect said rents and other payments as the same shall become due, and does hereby irrevocably direct each and all of the lessees, sublessees, tenants or other occupants of the Project to pay to the Issuer, upon demand by the Issuer, such rents and other payments as may now be due or payable;

        (a) No such demand shall be made by the Issuer unless and until there shall have been an Event of Default hereunder with respect to the failure of the Obligor to pay any installment of rent or an Event of Default with respect to the performance or observance by the Obligor of any other term or condition, and that, until such demand is made, the Obligor shall be authorized to collect or continue to collect said rents and other payments.

        (b) The Obligor's right to collect or to continue to collect such rents and other payments as aforesaid, shall not authorize collection by the Obligor of any installment of rent (exclusive of security deposits) more than one (1) month in advance of the respective date prescribed in the Assigned Leases for the payment thereof without the written consent of the Issuer; and

        (c) No lessee, sublessee, tenants or other occupant of the Project making any payment to Issuer pursuant to this Section shall be under any obligation to inquire into or determine the actual existence of any Event of Default claimed by the Issuer.

        (d) The Obligor does hereby constitute and appoint the Issuer, while this assignment remains in full force and effect, irrevocably, and with full power of substitution and revocation, its true and lawful attorney, for it and in its name, place and stead, to take such action as may be necessary or advisable as to insure that the construction of the Project takes place in accordance with this Lease, and to enter and take possession without the commencement of any action to foreclose hereunder or to exercise any rights or powers it may have hereunder and to do, execute and perform any act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Project as fully as the Obligor might do; provided, however, that this assignment shall in no respect operate to place upon the Issuer any responsibility or obligation to take any action whatsoever with respect to the operation, control, care, management or repair of the Project and that any action taken or failure or refusal to act by the Issuer shall be at the Issuer's election and without any liability on its part, and provided further that the Issuer shall not exercise any of the above rights or powers until there shall have been an Event of Default in payment or performance of any of the terms hereof.

   Section 12.7 Recording. This Lease and every assignment, supplement and modification hereof or any appropriate and sufficient memorandum thereof shall be recorded in the office of the Recorder of Deeds of the Town of Woonsocket, Rhode Island, or in any other such office as may be at the time provided by law as the proper place for the recordation of this Lease. This Lease as originally executed or an appropriate and sufficient memorandum thereof shall be so recorded prior to the recordation of the Indenture. The security interest of the Issuer created herein or any supplement thereto and the assignment of such security interest to the Trustee shall be perfected by the filing of financing statements which fully comply with the U.C.C. in the office of the Secretary of the State of Rhode Island, in the City of Providence, Rhode Island, and in the office of the Recorder of Deeds of the Town of Woonsocket, Rhode Island. The parties hereto further agree that all necessary continuation statements shall be filed by the Trustee within the time prescribed by the U.C.C. to continue the security interest created by this Lease, so the rights of the Trustee in the Project and the assignment to the Trustee of the amounts payable under this Lease shall be fully preserved as against creditors or purchasers for value from the Issuer or the Obligor.

   Section 12.8 Delegation of Duties by Issuer. It is agreed that under the terms of this Lease the Issuer has delegated certain of its duties hereunder to the Obligor and that under the terms of the Indenture the Issuer has delegated certain of its duties thereunder to the Trustee. The fact of such delegation shall be deemed a sufficient compliance by the Issuer to satisfy the duties so delegated and the Issuer shall not be liable in any way by reason of acts done or omitted by the Obligor, the Authorized Obligor Representative or the Trustee. The Issuer shall have the right at all times to act in reliance upon the authorization, representation or certification of the Authorized Obligor Representative or the Trustee.

   Section 12.9 Extent of Covenants of the Issuer; No Personal Liability. All covenants, obligations and agreements of the Issuer contained in this Lease or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future director, officer, agent or employee of the Issuer in other than his or her official capacity, and neither the directors of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Lease or in the Indenture.

   Section 12.10 Amendments, Changes and Modifications. This Lease may not be effectively amended or terminated except as provided in the Indenture.

   Section 12.11 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   Section 12.12 Captions. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions hereof.

   Section 12.13 Law Governing Construction of Lease. This Lease shall be governed by, and construed in accordance with, the laws of the State.

   Section 12.14 Indenture Governs. Except as set forth in Section 11.6 hereof, in any conflict between this Lease or any other documents executed in connection with the issuance of the Bonds and the Indenture, the Indenture shall govern.

   IN WITNESS WHEREOF, the Issuer has caused this Lease to be executed in its name by an authorized officer and its corporate seal to be affixed hereto and attested by an authorized officer, and the Obligor has cause this Lease to be executed in its name by an authorized officer and its corporate seal to be affixed hereto and attested by an authorized officer, all as of the date first above written.

(Corporate Seal)                       RHODE ISLAND INDUSTRIAL
   FACILITIES CORPORATION


Attest: /s/ Robert E. Donovan          By: /s/ Earl F. Queenan, Jr.
        ------------------------          ------------------------
        Robert E. Donovan                 Earl F. Queenan, Jr.
        Secretary                         Treasurer

                                       STERICYCLE, INC.


                                       By: /s/ Vernon J. Nagel
                                          ------------------------
                                          Vernon J. Nagel
                                          Chief Financial Officer
                                          and Vice President

STATE OF RHODE ISLAND
COUNTY OF PROVIDENCE

   I, the undersigned, a Notary Public in and for said State and County, do hereby certify that before me personally appeared Earl F. Queenan, Jr., whose name as Treasurer of the Rhode Island Industrial Facilities Corporation is signed to the foregoing Lease, and who is known to me and known by me to be such officer, acknowledged before me on this day under oath, that, being informed of the contents of said Lease he, with full authority, executed the same as his free act and deed and as the free act and deed of said Rhode Island Industrial Facilities Corporation.

   Given under my hand and seal of office this 29th day of June, 1992.



                                       /s/ Carol I. O'Reilly
                                       Notary Public
                                       CAROL I. O'REILLY Notary Public
                                       State of Rhode Island [Illegible]
                                       My Commission Expires January 1, 1994

STATE OF RHODE ISLAND
COUNTY OF PROVIDENCE

   I, the undersigned, a Notary Public in and for said State and County, do hereby certify that before me personally appeared Vernon J. Nagel, whose name as Chief Financial Officer and Vice President of Stericycle, Inc. is signed to the foregoing Lease, and who is known to me and known by me to be such officer, acknowledged before me on this day under oath, that, being informed of the contents of said Lease he, with full authority, executed the same as his free act and deed and as the free act and deed of Stericycle, Inc.

   Given under my hand and seal of office this 29th day of June, 1992.



                                       /s/ Carol I. O'Reilly
                                       Notary Public
                                       CAROL I. O'REILLY Notary Public
                                       State of Rhode Island [Illegible]
                                       My Commission Expires January 1, 1994

                                      EXHIBIT A

A certain lot or parcel of land with all the buildings and improvements thereon situated on the* southerly side at Roadway A In the City of Woonsocket, County of Providence, state of Rhode Island and shown as Lot 204 on that plan recorded or to be recorded entitled, "Resubdivision of Woonsocket Industrial Park - East prepared for Woonsocket, Industrial Development Corporation Woonsocket, Rhode Island, April, 1983 Scale: 1 inch Equals 80 Feet by
Robert C. Cournoyer & Associates, Inc." more particularly bounded and described as follows:

Beginning at a point on said southerly line of Roadway A said point being one hundred forty one and fifty nine one hundredths (141.59) feet on the bearing of N 41 DEG. 24' 57" E from a point of curvature at the intersection of the easterly line of CVS Drive and the southerly line of Roadway A and being the most northeasterly corner of Lot 6a as shown on the above, mentioned plan and being the most southwesterly corner of the parcel hereby described;

thence: N 41 DEG. - 24' - 57" E, along said southerly line of Roadway A one hundred four and twenty one one hundredths (104.21) feet to a point of curvature thence: Northeasterly along a curved line to the left having a radius of one thousand two hundred twenty five (1225.00) feet, two hundred twenty seven and nine one hundredths (227.09). feet to the southwesterly corner of Lot l9b as shown on the above mentioned plan. The last two
          (2) lines bounding on said southerly line of Roadway A;

thence: S 48 DEG. 35' - 03" E, along said westerly line of Parcel 19b two hundred ninety five and ninety nine one hundredths (295.91) feet to the northerly line of Lot 21a as shown on the above mentioned plan thence: S 41 DEG. - 24' - 57" W, along said northerly line of Lot 21a two hundred forty nine and eight one hundredths (249.05) feet thence: S 69 DEG. - 46' - 00" W, fifty eight and six tenths (58.60) feet to the easterly line of Lot 6a as shown on the above mentioned plan. The last two (2) lines bounding on the northerly line off Lot 21a;

thence: S 41 DEG. - 24' - 57" W, twenty nine and thirty four one hundredths (29.34) feet thence: N 48 DEG. - 35' - 03" W, two hundred forty seven and seventeen one hundredths (247.17) feet to the point of beginning. The last two (2) lines bounding on said easterly line of Lot 6a.

   SUBJECT TO any and all covenants, conditions, restrictions, easements, rights of way terms and rights of record.

                                      EXHIBIT B


                                   STERICYCLE, INC.

                               WOONSOCKET, RHODE ISLAND

                              PROPOSED EQUIPMENT LISTING


MACHINERY AND EQUIPMENT - CLASS LIFE: 10 YEARS


Description                             Quantity
- -----------                             --------

R.F. Unit                                  1

Size Reduction System                      2

Air Transport System                       2

Screw Conveyors                            2

Cooling Towers                             2

Hydraulic Power Unit/Cyl.                  1

Lift Tables                                2

Hydraulic Pusher                           1

Wash Station                               1

Lot Scales                                 1

Lot Conveying System                       1

Baler                                      1

Lot Chutes and Collectors                  1

Hydraulic Presses                          2

Incline Conveyors                          2

Air Compressor (cart)                      1

Radiation Detector                         4

Press Room Compressors                     2

Cooler                                     1

Lot Door Seals                             1

Lot Blade Assemblies                       1

500 gallon storage tank                    1

Magna Helix                                1

Staging Tables                             4

Washer/Dryer                               1

Exhaust Fans                               6

Lot Make Up Air Unit                       1

Fire Suppression Systems                   2

Lot Rubber ISO Prebreaker                  1

Lot Hydraulic Pipins                       1

Hydraulic Cylinder Pum & Valve             1

Wash Stat Pump                             1

Miscellaneous Electrical                   1

Thermocouples                              1

High Press Washer                          1

Disk Grinder                               1

Radiation Probe                            1

Welder                                     1

Tach. & Dial Indicator                     1

Hammer Drill                               1

Grease Gun                                 1

Mechanics Tools (Misc.)                    1

Safety Clothing/Gloves/Suites              1

Disinfectant                               1

Detergent                                  1

First Aid Kit                              1

Safety Belt System                         1

Respirator Hoses                           1

Size Reduction System

Material Transport (Air)

Chutes/Collectors

Air Filtration

Scale

Horizontal Wrapper

Screw Conveyor

Miscellaneous

SUBTOTAL MACHINERY AND EQUIPMENT



OFFICE EQUIPMENT - CLASS LIFE; 10 YEARS


Description                   Quantity
- -----------                   --------

Phone System                    1

Furniture                       1

Supplies                        1

Microwave & Refrigerator        1

Other Office Equipment          1

SUBTOTAL OFFICE EQUIPMENT

TOTAL

                                   STERICYCLE, INC.

                               WOONSOCKET RHODE ISLAND

                                 CONSTRUCTION BUDGET


CLASS LIFE; 45 YEARS

Description

SITEWORK:

Preparation/Demo

Utilities

Improvements

SUBTOTAL SITEWORK


BUILDING IMPROVEMENT:

Framework

Exterior Wall

Footing & Foundations

Walls

Doors

Windows

Roof Coverings

Offices Finishes

Plumbing

Fire Protection

Heating

Electrical Service & Dist.

Specialties

General Condition

O&P

SUBTOTAL BUILDING IMPROVEMENT

Architecture & Engineering:
- ---------------------------

Architecture & Engineering

SUBTOTAL ARCHITECTURE & ENGINEERING

TOTAL

          -JOURNAL-                DATE JUN-24-1992       TIME 13:50

DATE/TIME     - JUN-24 13:47

JOURNAL NO.   - 28

COMM.RESULT   - OK

PAGES         - 06

DURATION      - 00:03'10

MODE          - XMT

STATION NAME  -

TELEPHONE NO. - T        14012766611

RECEIVED ID   - 4012766611

RESOLUTION    - STANDARD



                                       -STERICYCLE (CORP)

                                           -     1 708 945 653-

                                     EXHIBIT "C"

                                   REQUISITION NO.

                                      $2,030,000

                    Rhode Island Industrial Facilities Corporation
                         Industrial Development Revenue Bonds
                (Industrial-Recreational Building Authority Program -
                       Stericycle, Inc.-Project - 1992 Series)

To:  Fleet National Bank, as

    Trustee under Trust Indenture dated as of June 1, 1992.

    This Requisition is made pursuant to Section 6.3 of the above Trust Indenture and Section 4.3 of the Lease, as defined in the Trust Indenture.

    The Trustee is directed to pay sums out of the Project Fund as follows:

          Payee               Purpose of Payment               Amount
          -----               ------------------               ------

   I hereby certify on behalf of STERICYCLE, INC. (the 'Obligor") that (capitalized terms are as defined in the Lease and the Tax Regulatory Agreement):

       (i)  each obligation mentioned herein (a) has been properly incurred,
   (b) is a proper charge against the Project Fund, (c) is currently due and payable, (d) has not been previously paid or reimbursed (as applicable) and
   (e) has not been the basis of any previous withdrawal;

       (ii) this Requisition and the use of proceeds set forth herein are consistent in all material respects with the Tax Regulatory Agreement;

       (iii)  95% or more of the amount requisitioned is to be applied to costs
   (a) paid or incurred after the adoption of the Issuer's Inducement Resolution for the Project, (b) for the acquisition, construction or reconstruction of land or property of a character subject to the allowance for depreciation provided in Section 167 of the Code and (c) which are chargeable to the capital account of the Project or would be so chargeable either with an election by the Obligor or but for the election of the Obligor to deduct the amount of the item;

       (iv) this Requisition and the use of proceeds set forth herein will not cause more than 2% of the proceeds of the Bonds to be applied to costs of issuance of the Bonds; and

       (v) this Requisition shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto.

Reviewed and Approved:                 STERICYCLE, INC.

By                                     By
  ---------------------------------      ------------------------------------
    Project Supervisor                     Authorized Obligor
                                           Representative

Approved:

RHODE ISLAND INDUSTRIAL-RECREATIONAL
BUILDING AUTHORITY



By
  ---------------------------------
     Manager


Acknowledged:

RHODE ISLAND INDUSTRIAL
FACILITIES CORPORATION



By
  ---------------------------------
     Authorized Issuer
     Representative